As filed with the Securities and Exchange Commission on February 6, 2004
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                 (Name of small business issuer in its charter)

                              --------------------

         Delaware                                   7372                            75-2228828
(State or other jurisdiction of          (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)            Classification Code Number)          Identification No.)

                              ---------------------

                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
        (Address and telephone number of principal executive offices and place of business)

Steven D. Rudnik                                     Joseph J. Tomasek, Esq.
401 State Route 24, Chester, New Jersey 07930        75-77 North Bridge Street, Somerville, New Jersey 08876
(908) 879-2722                                       (908) 429-0030

            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

      If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

      If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                      Calculation Of Registration Fee
===========================================================================================================
                            PROPOSED            PROPOSED             PROPOSED
TITLE OF                    MAXIMUM             MAXIMUM              MAXIMUM
SECURITIES                  AMOUNT              OFFERING             AGGREGATE
TO BE                       TO BE               PRICE PER            OFFERING          AMOUNT OF
REGISTERED(1)               REGISTERED          SHARE                PRICE             REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock                26,040,037          $.14 (1)             $3,645,605        $461.89
$.0001 par value
per share
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(C) under the Securities Act. Based upon the average of the high and low prices of the common stock on January 30, 2004 as reported on the Electronic Bulletin Board Over-The-Counter Market maintained by The National Association Of Securities Dealers, Inc.

------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   Prospectus
                       Magnitude Information Systems, Inc.

                        23,116,037 Shares of Common Stock

                                 --------------

                        1,424,000 Shares of Common Stock
                    Underlying Common Stock Purchase Warrants

                                -----------------

                        1,500,000 Shares of Common Stock
                         Underlying Stock Option Grants


         This prospectus covers a total of 26,040,037 common shares registered on behalf of selling shareholders for resale. Some of these common shares have been issued already or may be issued under our warrants, stock options and convertible preferred stock owned by selling shareholders. All of the 26,040,037 common shares covered in this prospectus may be sold from time to time by the named selling shareholders. We are not selling any of these common shares and will not receive any of the proceeds from their sale. We will receive the proceeds from any cash exercises of any of the warrants and stock options by the selling shareholders. Our common shares are quoted on the Electronic Bulletin Board, Over-The-Counter Market under the symbol "MAGY". On January 30, 2004, the average of the high and low prices paid for our common stock was $ 0.14. See "Selling Shareholders" and "Use of Proceeds".

         You may contact us at our principal executive offices located at 401 State Route 24, Chester, New Jersey 07930 or by phone at (908)879-2722. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

             This Investment Involves Certain High Risks. See "Risk
                          Factors" Beginning on Page 7.

                The date of this prospectus is February __, 2004

Neither the Securities And Exchange Commission nor any state Securities Commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               Prospectus Summary

This Summary Is Qualified In Its Entirety By The More Detailed Information Appearing Elsewhere In This Prospectus

                                   The Company

         We are a corporation that was organized under the laws of the State of Delaware (the "Company" or "Magnitude") on April 19, 1988 under the name
Fortunistics Inc. On March 4, 1993, we changed our name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc. .

         The Company's primary product is an integrated suite of proprietary software modules marketed under the name "ErgoManagerTM" which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

                                   Background

         On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

                                  The Offering

Securities offered                  26,040,037  shares of common  stock,  $.0001
                                    par value, including 1,424,000 shares of common stock issuable upon the exercise of Warrants, and; 1,500,000 shares of common stock issuable upon the exercise of stock options. See "Selling Shareholders" at page
                                    16.

Selling Shareholders                The selling  shareholders  are identified in
                                    this prospectus at page 16 together with the
                                    maximum  amount of our  common  shares  that
                                    each  may  sell  either   outright  or  upon
                                    conversion or exercise of rights under their
                                    respective preferred stock, warrants,  stock
                                    options   and   the   convertible   note  or
                                    subsequent    to    consummation    of   the
                                    subscription    agreement.    See   "Selling
                                    Shareholders" at page 16.

Plan of Distribution                Up to 26,040,037  shares of common stock may
                                    be   offered   and   sold  by  the   selling
                                    shareholders   through  agents  or  brokers,
                                    acting as principal, agent in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices; through brokers or agents in private sales at negotiated prices; or by any other legally available means.

Offering Price                      At   prevailing   market   prices   on   the
                                    Electronic   Bulletin   Board  or  on  other
                                    exchanges on which the shares are then listed or at negotiated prices.

Use of Proceeds                     We will not  obtain  any funds from the sale
                                    of the  common  stock  sold  by the  selling
                                    shareholders. We will receive up to $679,000
                                    in  proceeds  from the cash  exercise of the
                                    warrants   and   stock   options   currently
                                    outstanding and included in this prospectus.
                                    However, due to current market conditions as
                                    well as the fact that the exercise prices of
                                    most of these warrants and options have been
                                    higher than the current  market price of our
                                    stock,  it is unlikely  that we will realize
                                    the  receipt  of  any   proceeds   from  the
                                    exercise of these  warrants and options.  If
                                    the  market   price  for  our  common  stock
                                    increases  to permit the  exercise  of these
                                    warrants and  options,  we intend to use any
                                    such  cash  proceeds  received  for  general
                                    corporate   purposes,   which  may   include
                                    repaying  indebtedness,  making additions to
                                    our   working   capital,    funding   future
                                    acquisitions or for further developing our products and hiring additional personnel.

Securities Outstanding              We  are   authorized   to  issue  up  to  an
                                    aggregate 100,000,000 shares of common stock
                                    and 3,000,000  shares of preferred  stock of
                                    which  79,532,141  common shares and 535,082
                                    preferred shares were issued and outstanding
                                    at February 3, 2004.  Two  developments  may
                                    increase  our  outstanding  number of common
                                    shares:  first, if the selling  shareholders
                                    exercise  all of  their  rights  to  convert
                                    and/or  exercise  all of their  warrants and
                                    stock  options,   an  additional   2,924,000
                                    common  shares,  representing  part  of  the
                                    shares    being    registered,    will    be
                                    outstanding,  and; secondly, we have filed a
                                    second        registration        statement,
                                    re-registering   an  additional   29,183,218
                                    common shares for earlier  investors and, as
                                    with  the  selling   shareholders   in  this
                                    prospectus,  if all of them exercise  and/or
                                    convert  their  stock   options,   warrants,
                                    convertible  preferred stock and convertible
                                    notes8/8*/ into common shares,  we will have
                                    92,945,823  outstanding  common  shares.  We
                                    have  in  reserve  an  additional  2,464,918
                                    authorized preferred shares that we may issue in one or more series with such rights, preferences and privileges as may be determined by our Board of Directors.

Risk Factors                        An investment in our common shares is highly
                                    speculative  and any purchasers  will suffer
                                    substantial   dilution   per  common   share
                                    compared  to the  purchase  price.  We  have
                                    suffered  losses for the nine months  period
                                    ended   September  30,  2003  of  $1,870,608
                                    losses of $2,763,104  during 2002 and losses
                                    of  $3,463,823  during  2001.  We will  need
                                    additional  funding. No person should invest
                                    in our common  shares  who cannot  afford to
                                    risk   the   loss  of  his  or  her   entire
                                    investment. See "Risk Factors" at page 7.

                                  RISK FACTORS

         You should carefully consider the risks described below when evaluating your ownership of the Magnitude common stock. The risks and uncertainties described below are not the only ones Magnitude faces. Additional risks and uncertainties we are presently not aware of or that we currently consider immaterial may also impair Magnitude's business operations.

         If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline significantly.

We Continue to Suffer Financial Losses in our Business.

         We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future. We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of approximately $21,241,467 as of December 31, 2002 of which approximately $7 million are attributable to its discontinued hardware product line. For the fiscal years ended December 31, 2002 and 2001, we incurred losses of $2,763,104 and $3,463,823, respectively. For the nine months period ended September 30, 2003, we had additional losses of $1,870,608. We have financed our operations primarily through the sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.

Our Auditors Have Rendered An Opinion Raising Doubts as to Whether We Can Continue Operations.

         Our auditors have expressed their opinion that based upon our financial condition as shown in our financial statements for our fiscal year that ended on December 31, 2002, they have substantial doubts whether or not we will be able to continue in business as an operating company. See "Financial Statements".

We Need Additional Financing.

         We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. At present, we have not received firm commitments for private financings in amounts sufficient to cover the working capital necessary to continue to finance our operations and execute our business plan. Although we anticipate that future revenues and new capital from private and institutional investors with whom we are currently in negotiations will be sufficient to fund our current operations and capital requirements for the current fiscal year, we cannot give you any assurance that these negotiations will result in definite agreements that will provide such needed capital. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

We Do Not Have A Proven Software Sales Record

         We do not have a proven software sales record and have made only limited sales of our software products. Our total revenues for software sales and licenses and support services for the years ended December 31, 2002 and 2001were approximately $369,443 and $374,839, respectively. For the nine month period ended September 30, 2003, we have revenues of only $126,099. As a result of our lack of proven sales success and lack of evidence that the business or consumer marketplaces have accepted our software products, you and other investors may not have enough or sufficient financial and operational information about us that is necessary in order to properly evaluate the risks of making any investment in our stock.

We Are Not Certain That Customers Will Buy Our Products.

         Our revenues depend on sales of our specialized software products and we are uncertain whether there will be broad market acceptance of these products. Our revenue growth for the foreseeable future is largely dependent upon increased sales of our ErgoManagerTM suite of software products. Since the introduction of our ErgoManagerTM software products in November, 1998 and through September 30, 2003, revenue from our software products has been approximately $1,800,000 (prior to this time, we had sales of approximately $63,000 based upon a predecessor version of the ErgoManagerTM software}.

         For the nine months period ended September 30, 2003, we had revenues from the sales of software product licenses and support services of $126,099. Our future financial performance will depend upon the successful introduction and customer acceptance of our ErgoManagerTM software products as well as the development of new and enhanced versions of this product as well as other related software products that may be developed in the future. Revenue from products such as ErgoManagerTM depend on a number of factors, including the influence of market competition, technological changes in the ergonomic workplace market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our ErgoManagerTM products, it would have a material adverse effect on our business, operating results and financial condition.

We Do Not Have An Established Sales Distribution Network.

        We do not have an established sales distribution network through which to sell our software products. Our inability to enter into strategic relationships with indirect channel partners could have a material adverse effect on us. As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our software products will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our software products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our software products, then this could have a material adverse effect on our business, operating results and financial condition.

You Could Lose Your Entire Investment.

               Our common stock offered in this prospectus is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

If We Were To Lose The Services of Our President Our Business Would Suffer

         We are substantially dependent upon the continued services of Steven D. Rudnik, our President and Chief Executive Officer. The loss of the services of Mr. Rudnik through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do, however, maintain key person life insurance on the life of Mr. Rudnik in the amount of $1 Million.

        In addition to Mr. Rudnik, if we were to lose the services of one or more of our key employees, such as Joerg Klaube, our Chief Financial Officer, our business, operating results, financial condition or business prospects could be materially adversely affected. We have several programs in place to retain key personnel, including granting of stock options that vest annually over four or five years. All of these outstanding options are at exercise prices above the current market price of our common stock.

Penny Stock Regulations

                The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

There is Intense Competition in the Industry

         The market for ergonomic application software is expected to become intensely competitive. Although we are not aware of any ergonomic software that competes with our ErgoManagerTM software products currently, competitors will certainly enter this marketplace. Although we believe our success will be due in part to our early entry into the computer workplace market, we expect other software product manufacturers to develop and sell similar products.

         Intense competition could lead to increased price competition in the market, forcing us to reduce prices. As a result, our gross margins may decline and we may lose our first-to-market advantage which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to compete successfully with any new competitors which are better financed, have larger technical staffs and operational resources. There can be no assurances, therefore, that our software products will be able to successfully compete in the marketplace.

We have Limited Protection of Intellectual Property and Proprietary Rights and May Potentially Infringe Third Party Intellectual Property Rights

         We consider certain aspects of our software and documentation to be proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect this information. Outstanding applications may not result in issued patents and, even if issued, the patents may not provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. We believe that the rapid pace of technological change in the computer software industry has made patent, trade secret and copyright protection less significant than factors such as:

         o     knowledge, ability and experience of our employees;

         o     frequent software product enhancements; and

         o     timeliness and quality of support services.

         Patent, trade secret and copyright protections may be inadequate, and our competitors may independently develop ergonomic software products that are substantially equivalent or superior to our software products. We do not believe that our software products, our trademarks or other proprietary rights infringe on the property rights of any third parties. However, third parties may assert infringement claims against us and our products. These assertions could require us to enter into royalty arrangements or could result in costly litigation.

Magnitude May Experience Product Liability Claims

         Although our license agreements contain provisions designed to limit our exposure to potential product liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state or local laws or ordinances. Although we have not experienced any product liability claims to date, use of our software in mission critical applications may create a risk that a third party may pursue a claim against us. Although we carry product liability insurance, if a product liability claim against us was successful, the resulting damages or injunctive relief could have a material adverse affect on our business, financial condition and results of operations.

Our Stock Price is Volatile and There is a Risk of Litigation

         The trading price of our common stock has in the past and may in the future be subject to wide fluctuations. For example, during the first quarter of fiscal year 2003, the average high sales price for our common stock traded in the public market was $0.15 per share while the average low sales price during the same period was $0.08 per share. Similarly, $0.13 was the average high and $0.06 the average low trading prices of our stock during the second quarter of 2002 in contrast to the $0.62 per share high average and $0.27 per share low average trading prices witnessed during the second quarter of 2002.

         Further, the stock market has experienced in recent months and may continue in the future to experience extreme price and volume fluctuations that particularly affect the market prices of equity securities of high technology companies that often are not related to or are disproportionate to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions have, and may continue to have, a material adverse effect on the trading price of our common stock. fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. We cannot assure you that there will not be lawsuits in the future or that future lawsuits will not have a material adverse effect on our business, financial condition and results of operations.

Rapid Technological Change; Dependence on New Products

         The market for software is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company must respond rapidly to developments related to operating systems and applicable programming languages. Such developments will require the Company to continue to make substantial product development investments. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue.

         The Company's future success will depend on its ability to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and otherwise achieve market acceptance. There can be no assurance that the Company will be successful in continuing to develop and market on a timely and cost-effective basis fully functional product enhancements or new products that respond to technological advances by others, or that its enhanced and new products will achieve market acceptance. In addition, the Company has in the past experienced delays in the development, introduction and marketing of new or enhanced products, and there can be no assurance that the Company will not experience similar delays in the future. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Patents and New Products" and "Research and Development" below.

Any Further Stock Issuances Could Depress Our Share Trading Price

         Of the 26,040,037 common shares offered in this prospectus, 23,116,037 common shares have already been issued to the selling shareholders. If the selling shareholders were to fully exercise their rights under their warrants and stock options to purchase the remaining 2,924,000 common shares offered in this prospectus and then sell them, the market price of our common stock could be materially adversely affected. As of December 31, 2003, the substantial majority of the warrants, and stock options had exercise prices above the current market price of our common stock. In addition, we have filed a second registration statement, re-registering a total of 29,183,218 common shares for new investors. 18,693,536 of these shares have already been issued to the new investors with the balance of 10,489,682 shares underlying stock options, warrants, convertible preferred stock and a convertible note. If the new investors were to fully exercise their rights under their warrants and stock options to convert them into common shares and then sell them, such sales could have a materially adverse effect upon the market price of our common stock.

Market Overhang

As of February 3, 2004, we had 79,532,141 common shares outstanding. As of February 3, 2004, we had 12,270,808 outstanding stock options, 21,176,018 outstanding common stock purchase warrants, 535,082 preferred shares convertible into 35,946,400 common shares and a convertible promissory note convertible into 998,900 common shares. If all the outstanding stock options, common stock purchase warrants, preferred shares and the convertible note were exercised and/or converted by their holders an additional 70,392,126 common shares would be outstanding; this would represent an approximate 89% increase in our outstanding common shares. The vast majority of these outstanding options and warrants are exercisable at prices currently above the public trading prices of our common stock. However, in the event that even a portion of these outstanding options and warrants were to be exercised, or portions of the preferred shares and/or the convertible promissory note converted, the resulting dilution could depress the public trading price of our common shares. In addition, we are registering 26,040,037 shares for sale by the Selling Shareholders in this prospectus and 29,183,218 shares for previous investors in our second registration statement; if a significant portion of these shares were sold by the Selling Shareholders in this prospectus and the previous investors further to our second registration statement in the public marketplace, such sales could also have a severe and adverse material affect on the public trading price of our common shares. Any increase in the amount of saleable shares increases significantly the possibility of large amounts of our shares offered for sale and, if sold, dramatically increases the selling price pressure for our shares which could result in a further depressed sales and market price for our stock.

The Market Price At Which The Selling Shareholders Resell Their Stock Offered In This Prospectus May Bear No Relationship To Our Value

The prices at which Selling Shareholders resell our common shares will be determined by the then prevailing market prices of our common shares offered and sold on the Electronic Bulletin Board, over-the-counter market or on any other then applicable exchange where our Common Shares are traded, or may be at negotiated prices which, in all likelihood, will bare no relationship to our assets, book value, net worth or other economic or recognized measure of value. All of the exercise and conversion prices and rates of the Company's outstanding warrants, stock options, convertible preferred stock, convertible promissory notes and convertible note were arbitrarily determined by us and, as well, bare no relationship to our assets, book value, net worth, or any other economic or recognized measure of value. These exercise prices or conversion rates should not be regarded as any indication of current or future market price for our common shares.

                           FORWARD LOOKING STATEMENTS

         When  used in this  Prospectus,  the  words  or  phrases  "will  likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to economic conditions, changes in laws or regulations, the Company's history of operating losses, demand for its software products and services, newly developed technologies and software, regulatory matters, protection of technology, lack of industry standards, the ability to obtain contracts and licensing sales, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."




                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

         Neither Magnitude nor any selling shareholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

         Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Magnitude Information Systems, Inc., 401 State Route 24, Chester, New Jersey 07930 (telephone: 908-879-2722).

      USE OF PROCEEDS

         The selling shareholders will receive all of the net proceeds from the resale of any of the Company's common shares offered in this prospectus. We will not receive any of the proceeds from any sale of the shares by the selling shareholders. We will receive up to $679,000 in proceeds from the cash exercise of the warrants and stock options currently outstanding and included in this prospectus and we intend to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel. However, due to current market conditions and the fact that the exercise prices for most of these warrants and options are higher than the current market price for our common stock, it is unlikely that we will receive any funds from the exercise of these instruments.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

          Our common stock currently trades on the Electronic Bulletin Board, over-the-counter market, under the symbol "MAGY". The following table sets forth, for the calendar quarters indicated, and for the last two years, the high and low sales prices for our common stock:


                                           High/Ask              Low/Bid
2000
         First Quarter                   $      4.75          $      0.42
         Second Quarter                         2.88                 0.95
         Third Quarter                   $      1.44          $      0.71
          Fourth Quarter                 $      0.97          $      0.63

2001
         First Quarter                   $      1.16          $      0.38
         Second Quarter                  $      0.62          $      0.27
         Third Quarter                   $      0.54          $      0.22
         Fourth Quarter                  $      0.30          $      0.12

2002
          First Quarter                  $      0.29          $      0.08
          Second Quarter                 $      0.29          $      0.12
          Third Quarter                  $      0.23          $      0.09
          Fourth Quarter                 $      0.17          $      0.09

2003
          First Quarter                  $      0.15          $      0.08
          Second Quarter                 $      0.13          $      0.06
          Third Quarter                  $      0.13          $      0.06
          Fourth Quarter                 $      0.15          $      0.07


         As of February 3, 2004, there were approximately 360 shareholders of record for our common stock. The number of record holders does not include shareholders whose securities are held in street name.

         The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common stock. The Company is obliged to pay cash dividends on its outstanding convertible preferred stock and, under certain circumstances, on its outstanding cumulative preferred stock. See "DESCRIPTION OF CAPITAL STOCK" - "The Series A Stock", "The Series B Stock", "The Series C Stock", "The Series D Stock" and "The Series E Stock" , below.

                             SELLING SECURITYHOLDERS

                  All of the common stock offered is either already issued or is issuable upon the exercise of Company warrants or stock options, or issuable by Magnitude to the selling securityholders. Magnitude may from time to time supplement or amend this prospectus, as required, to provide other information with respect to the selling securityholders.

         The following table sets forth certain information regarding ownership of Magnitude's common stock by the selling securityholders as of February 4, 2004, including their names, and the number of shares of common stock owned by them and offered pursuant to this prospectus. The selling securityholders listed in the table do not necessarily intend to sell any of their shares. Magnitude filed the registration statement, which includes this prospectus, due to the registration rights granted to the selling securityholders, not because they had expressed an intent to immediately sell their shares.

Name of                                                                                   No. of
Selling                                    Beneficial Holdings         Common Shares   Transaction     % of Class
Securityholder                             Before the Offering        Offered Hereby     Note No.    after Offering
--------------------------------------------------------------------------------------------------------------------
Acosta, Elbert R. II                                 2,880,000             1,550,000            1                **
AKB Privatbank Zurich AG                             2,555,500             2,000,000            1                **
Angelastri, Ivano                                    2,012,500               300,000            4              2.1%
Angelastri, Nicola                                     100,000               100,000            1                **
Angelastri, Anastasia                                  100,000               100,000            1                **
B+T Marketing GmbH                                     500,000               500,000            1                **
Bagnolo, Marcella                                       50,000                50,000            1                **
Bilenk, William                                          5,000                 5,000            1                **
Blackburn, Theodore                                    100,000               100,000            1                **
Citrus Land & Development Corp.                      1,166,777               386,666            1                **
Cohen, Alan R.                                          45,000                45,000            5                **
DeWolf, Keith G.                                     1,070,000               250,000            1                **
Easterling Family Properties LLC                       100,000               100,000            1                **
Friedenberg, Douglas                                   416,666               416,666            1                **
Gilmour, William J.                                    100,000               100,000           10                **
Gray, Steven L.                                      3,538,604               904,000        1,2,4              3.4%
Grolimund, Georges                                     150,000               150,000            1                **
Guarneri, Antonio                                      150,000               150,000            1                **
Hofer, Patrick                                          25,000                25,000            1                **
Holian, John W. Jr.                                    150,000                20,000            1                **
Hunter, Tracy S.                                       833,334               833,334            1                **
INSA Stiftung                                          500,000               500,000            3                **
Jackson-Hewitt Investment Svc. Inc.                  2,410,000             1,485,000        1,5,9              1.2%

Klaube, Joerg H.                                     1,660,417               800,000            4              1.0%
Marot, Richard N.                                      416,666               416,666            1                **
Merrill, Bryan G.                                      610,000                50,000            1                **
Mette, Tim                                              91,000                50,000            1                **
Morton, James W.& Karen E.                           1,158,000             1,033,000          1,5                **
Muehlemann, Juerg                                       50,000                50,000            1                **
Mueller, Klaus                                         400,000               300,000            1                **
Newton, Tim & Mary                                     250,000               250,000            1                **
Oriente, David & Jennifer                              200,000               200,000            1                **
Premium Strategy Partners AG                           570,000               570,000            5                **
Rabish, Mark A.                                        667,000               667,000            1                **
Real Resources Inc.                                    166,666               166,666            1                **
Reimann, Karen M.                                      166,667               166,667            1                **
Reimann, Robert                                        166,667               166,667            1                **
Rieger, Roland                                          10,000                10,000            1                **
Rudnik, Steven D.                                    7,924,595             1,300,000          4,8              7.9%
S & I Consulting                                       165,500               100,000            1                **
Schuerch, Ulrich                                     3,010,000            3,000, 000          3,5                **
Scott, Matthew J.                                      629,872               629,872            1                **
Shoemaker, John & Audrey                             1,936,667             1,736,667            1                **
Siegfried, Ulrich                                      100,000               100,000            1                **
Stenz, Hermann                                         100,000               100,000            1                **
Studer, Marlies E.                                     175,000               150,000            1                **
Studer, Peter                                          100,000                50,000            1                **
Szalbirak, Martin & Dana                                10,000                10,000            1                **
T+T Vermoegensverwaltungs AG                         1,000,000               500,000            1                **
Tannert, Michael H.                                    250,000               250,000            1                **
The Research Works Inc.                                800,000               800,000            6                **
Tomasek, Joseph J.                                   1,062,500               300,000            4                **
V-Finance                                              673,333               673,333            7                **
Vitelli, Stefan                                        100,000               100,000            1                **
Wunderlich, Stanley                                    172,833               172,833            1                **
Zaroff, Murray                                       1,100,000             1,100,000            5                **
                                                    ----------           -----------
                                                    44,881,764            26,040,037


**  less than 1 percent

Description of selling securityholders and certain transactions:

1) Private Placements Pursuant to Section 4(2)

The Company is registering a total 14,152,704 shares on behalf of (a) 35 private foreign and U.S. investors pursuant to private placement subscriptions entered into between the Company and such investors, and (b) 5 individuals and their 4 assignees who converted an aggregate $132,170 of debt into 1,510,833 Company shares. In the case of U.S. investors, subscriptions and investments were received during the periods (i) August 16, 2002 to August 22, 2002, prior to the termination of the Company's 2002 private placement on August 27, 2002, and (ii) February 21, 2003 to December 19, 2003, the period the Company's 2003 private placement commenced through December 19,2003. In the case of the Company's foreign investors, subscriptions and investments were received during the period November 8, 2002 through November 11, 2003, all of which shares were issued outright to these investors. The above mentioned common shares include 180,000 shares that have been issued to one of the investors who also serves as a director of the Company. The Company received an aggregate $1,137,112 from these investment transactions. A copy of the subscription agreement utilized in these transactions is attached as Exhibit 4.30.

          Acosta, Elbert R. II                               1,550,000
          AKB Privatbank Zurich AG                           2,000,000
          Angelastri, Nicola                                   100,000
          Angelastri, Anastasia                                100,000
          B+T Marketing GmbH                                   500,000
          Bagnolo, Marcella                                     50,000
          Bilenk, William                                        5,000
          Blackburn, Theodore                                  100,000
          Citrus Land & Development Corp.                      386,666
          DeWolf, Keith G                                      250,000
          Easterling Family Properties LLC                     100,000
          Friedenberg, Douglas                                 416,666
          Gray, Steven L                                       180,000
          Grolimund, Georges                                   150,000
          Guarneri, Antonio                                    150,000
          Hofer, Patrick                                        25,000
          Holian, John W. Jr                                    20,000
          Hunter, Tracy S                                      833,334
          Jackson-Hewitt Investment Svc. Inc.                  310,000
          Marot, Richard N                                     416,666
          Merrill, Bryan G                                      50,000
          Mette, Tim                                            50,000
          Morton, James W.& Karen E                            533,000
          Muehlemann, Juerg                                     50,000
          Mueller, Klaus                                       300,000
          Newton, Tim & Mary                                   250,000
          Oriente, David & Jennifer                            200,000
          Rabish, Mark A                                       667,000
          Real Resources Inc.                                  166,666
          Reimann, Karen M                                     166,667
          Reimann, Robert                                      166,667

          Rieger, Roland                                        10,000
          S & I Consulting                                     100,000
          Scott, Matthew J                                     629,872
          Shoemaker, John & Audrey                           1,736,667
          Siegfried, Ulrich                                    100,000
          Stenz, Hermann                                       100,000
          Studer, Marlies E                                    150,000
          Studer, Peter                                         50,000
          Szalbirak, Martin & Dana                              10,000
          T+T Vermoegensverwaltungs AG                         500,000
          Tannert, Michael H                                   250,000
          Vitelli, Stefan                                      100,000
          Wunderlich, Stanley                                  172,833

(2) Shares Underlying Warrants

An outside director purchased, in a private transaction, stock purchase warrants for 424,000 shares from an unrelated party, for nominal consideration. These warrants are all exercisable at $1 per share and expire during 2005. The Company agreed to include the shares underlying these warrants in this registration statement.

          Gray, Steven L                                       424,000

(3) Shares Underlying Warrants

The Company is registering 1,000,000 shares underlying stock purchase warrants, issued to two foreign finders in recognition of their services in promoting the Company to accredited private investors in Europe. Such warrants are exercisable at $0.15 per share and expire in 2006.

          INSA Stiftung                                        500,000
          Schuerch, Ulrich                                     500,000

(4) Shares Issued Pursuant to Stock Awards

The Company is registering 2,000,000 shares issued to five officers and directors of the Company, for services rendered during 2003.

          Angelastri, Ivano                                    300,000
          Gray, Steven L                                       300,000
          Klaube, Joerg H                                      800,000
          Rudnik, Steven D                                     300,000
          Tomasek, Joseph J                                    300,000

(5) Shares Issued for Services

The Company is registering 3,890,000 shares issued outright and 1,500,000 shares underlying non-statutory stock options, issued to six consultants pursuant to consulting agreements involving business consulting and investor relations services with unrelated parties. The stock options are exercisable at $0.07 per share and expire in September 2006. Copies of the consulting agreements are attached as Exhibits 10.12 through 10.17.

          Cohen, Alan R                                         45,000
          Jackson-Hewitt Investment Svces.Inc                  675,000
          Morton, James W                                      500,000
          Premium Strategy Partners AG                         570,000
          Schuerch, Ulrich                                   2,500,000
          Zaroff, Murray                                     1,100,000

(6) Shares Issued for Services

The Company is registering 800,000 shares issued to a financial consultant pursuant to a consulting agreement, a copy of which is attached hereto as
Exhibit 10.18.

          The Research Works Inc.                              800,000

(7) Shares Issued for Services

The Company is registering 673,333 shares issued to a registered broker /dealer as part of his agreed-upon remuneration for finder's services, pursuant to a consulting agreement, a copy of which is attached hereto as Exhibit 10.11.

          vFinance Investments, Inc.                           673,333

(8) Shares Issued in Lieu of Cash Compensation to Officer

The Company is registering 1,000,000 shares on behalf of the current President and Chief Executive Officer of the Company, such shares having been issued in lieu of cash compensation for most of the year 2003.

          Rudnik, Steven D                                   1,000,000

(9) Shares Underlying Warrant

The Company is registering 500,000 shares issued pursuant to the exercise of a stock purchase warrant. These shares have previously been registered with a registration statement on Form SB-2 originally declared effective in August 2000 and subsequently amended, on behalf Stuart Zimmerman Revocable Trust, who exercised the warrant and assigned the shares to the named Selling Securityholder.

          Jackson-Hewitt Investment Svces. Inc.                500,000


(10) Shares Issued to a Former Employee as Part of his Remuneration

The Company is registering 100,000 shares issued pursuant to an agreement with an employee, as part of his remuneration package.

          Gilmour, William J                                   100,000

                         SHARES ELIGIBLE FOR FUTURE SALE

         This prospectus covers 26,040,037 common shares. As of February 3, 2004, there are 79,532,141 common shares issued and outstanding of which 31,004,504 are freely tradable.

         Upon the effectiveness of this registration statement, (a) an additional 23,116,037 common shares already issued and (b) 2,116,000 common shares underlying stock options and warrants which, if exercised, will result in those shares also being freely tradable.

         Apart from this prospectus and registration statement, we have filed a second registration statement on Form SB-2, re-registering a total of 29,183,218 shares of our common stock on behalf of previous investors. Upon the effectiveness of this second registration statement, (a) a further 18,693,536 common shares already issued and (b) 10,489,682 common shares underlying stock options, warrants, convertible preferred stock and convertible notes which if exercised will also become freely tradable.

         In addition to the above, the 25,161,600 remaining shares of common stock presently outstanding that are restricted and/or affiliate securities and not included in this prospectus as well as 34,307,500 common shares underlying the issued and outstanding series A and E senior convertible preferred stock, 19,174,002 common shares underlying outstanding warrants, and 6,420,942 common shares underlying outstanding stock options, which, if converted or exercised, as the case may be, may not presently, but may in the future be sold into any public market that may exist for the common stock pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock.

         In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any nine month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the reported average weekly trading volume during the four calendar weeks preceding the sale; provided at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market price of the Common Stock in the public market.

                              PLAN OF DISTRIBUTION

         This Prospectus and the registration statement in which it is included relates to the offer and sale of up to an aggregate 26,040,037 common shares by the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Shareholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:

o        To  underwriters  who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;

o        Through   brokers,   acting  as   principal   or   agent,   in
                  transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

o        Directly  or through  brokers  or agents in  private  sales at negotiated prices; or

o        By any other legally available means.

         Certain Selling Shareholders, RAM Trading Co. and Rodman & Renshaw, are registered broker-dealers in the U.S. and are deemed "underwriters" of the Company Common Shares offered and sold by them in this Prospectus. Selling Shareholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales.

         Certain states may require shares to be sold only through registered or licensed brokers or dealers. In addition, certain states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

Magnitude has agreed to contribute to payments the Selling Shareholders may be required to make under the Securities Act.

                                LEGAL PROCEEDINGS

         The Company is not a party in any legal proceedings.


                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The names and ages of all directors and executive officers of the Company are as follows:

Name                                Positions                          Term  Served (Expires)
Steven D. Rudnik                    Director (Chairman                 Feb. 11, 2000  (2004)
                                    of the Board)
                                    President, Chief Executive         Jan. 8, 1999 (March 2, 2004)
                                    Officer

Joerg H. Klaube                     Sr. Vice President, Secretary,     Jul. .31, 1997 (April 15, 2004)
                                    Chief Financial Officer

Steven W. Jagels                    Sr. Vice President                 Feb. 18, 1998

Steven L. Gray                      Director                           May 18, 2000  (2004)

Ivano Angelastri                    Director                           May 18, 2000   (2004)

Joseph J. Tomasek                   Director                           Feb. 11, 1999 (2004)


         There are no family relationships among the Company's Officers and Directors. John C. Duncan resigned as an officer and director of the Company on May 18, 2001.

         All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.

Resumes:

         Steven D. Rudnik , Age 43 - Chairman and Chief Executive Officer, President. Mr. Rudnik personally developed many of the copyrighted software products offered by Magnitude Information Systems. Mr. Rudnik co-founded Rolina Corporation in 1996. Prior to 1996, Mr. Rudnik had executive level positions in software product development and software company operations. In 1983, Mr. Rudnik joined Randall-Helms International, Inc. Over the next 13 years, he conceived and developed four independent families of stock market modeling software products aimed at the worldwide "large cap" institutional investor market. These product families generated over US$ 25 million in sales from more than 400 clients in 23 countries. Mr. Rudnik was Executive Vice President and Partner at Randall-Helms when it was sold in 1995.

         Joerg H. Klaube , Age 61 - Chief Financial Officer. Joined Magnitude, Inc. in December 1994. From 1993 to 1994 he was Vice President Administration for Comar Technologies Inc., a computer retail firm, and from 1983 to 1993 Chief Financial Officer for Unitronix Corporation, a publicly traded software design and computer marketing firm. Prior to that, Mr.Klaube was employed for 16 years with Siemens Corp., the US subsidiary of Siemens AG, where he served most recently as Director of Business Administration for its Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds an MBA degree from Rutgers University.

         Steven W. Jagels, Age 43 - Senior Vice President Information Systems. Mr. Jagels joined Magnitude in February 1998. Mr. Jagels has 20 years of software development experience in such diverse disciplines as clinical laboratory analysis, stock market modeling, artificial intelligence, and retail business applications. Mr. Jagels also has experience in the software industry, including software management, project development, systems analysis, and training. Prior to his software career, Mr. Jagels had five years experience in biomedical engineering and management.

        Steven L. Gray, age 54 years, Mr. Gray was elected a director on May 18, 2000. For the past 3-1/2 years, Mr. Gray has served as the President and is a shareholder of a private Florida corporation engaged in the retail distribution of nutritional products. This corporation has a customer base in nine countries. Prior to that time, Mr. Gray ran his own real estate development company, specializing in the design and construction of multi-family housing.

       Ivano Angelastri, Age 40 - Director. Mr. Angelastri was elected to serve on the Board on May 18, 2000. He is a resident of Zurich, Switzerland. Mr. Angelastri has been active in portfolio management services for many years. Since January 24, 2001 he is the Managing Director of T&T Vermoegensverwaltungs AG, Zurich whose main business is portfolio management. Prior to his current position, Mr. Angelastri served as Managing Director of Megan Services where he also performed financial advisory and portfolio management services.

         Joseph J. Tomasek , Age 56 - Director. Mr. Tomasek was appointed a director in February 2000. He has been engaged in the private practice of corporate and securities law in his own law firm for the last ten years. Mr. Tomasek was appointed to serve as general counsel for the Company in 1999. In addition to his work with the Company, Mr. Tomasek represents several other clients in the United States and Europe in corporate finance matters.


                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation and executive capacities for the fiscal years ended December 31, 2002, December 31, 2001, and December 31, 2000, for the chief executive officer and for each executive officer whose aggregate cash remuneration exceeded $100,000, for all executive officers as a group, and for certain other most highly compensated employees:

---------------------------- -------- ------------ ------------- ------------------- --------------- ------------- --------------
                                                                       Other           Restricted     Securities        All
         Name and                                                      Annual            Stock        Underlying       Other
    Principal Position       Year       Salary ($)    Bonus ($)     Compensation($)      Awards ($)    Options ($)    Compens.($)
                                           (1)                           (2)               (3)            (4)            (5)
---------------------------- -------- ------------ ------------- ---------------- --------------- ------------- -----------------
Steven D. Rudnik             2002       133,333(6             -           12,560          42,000             -          1,650
Chief Executive Officer,     2001         130,171             -           10,800               -             -          3,250
President                    2000         122,185             -            8,100               -             -          3,250
---------------------------- -------- ------------ ------------- ---------------- --------------- ------------- -----------------
Joerg H. Klaube              2002         125,000             -            9,087          42,000             -          1,710
Sr. Vice President,          2001         122,375             -            9,000               -             -          1,710
CFO                          2000         116,923             -            2,250               -             -          1,710
---------------------------- -------- ------------ ------------- ---------------- --------------- ------------- -----------------
Steven W. Jagels             2002         108,333             -            9,000               -             -              -
Sr. Vice President           2001         100,000             -            9,000               -             -              -
Information Systems          2000          95,000             -            2,250               -             -              -
---------------------------- -------- ------------ ------------- ---------------- --------------- ------------- -----------------
All executive officers
As a group (3 persons)       2002         366,666             -           30,647
---------------------------- -------- ------------ ------------- ---------------- --------------- ------------- -----------------

_______________________
(1)  The value of other non-cash compensation, except for the items listed under
     (2), (3), (4) and (5), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.

(2)  Consists of automobile expenses allowances and taxes paid.

(3) During 2002, the Board of Directors approved stock awards of 300,000 restricted shares each to Rudnik and Klaube. These shares are listed in the table above at the market price for unrestricted stock at the time of the award quoted. The number and value of the aggregate restricted stock holdings at the end of fiscal year 2002 (using market prices of unrestricted stock at the end of the fiscal year) are as follows: S.Rudnik:
     1,477,778  shares -  $236,444;  J.Klaube:  300,000  shares -  $48,000.  The valuation of stock awards and end-of-year holdings is in conformity with guidelines set forth for SEC Regulation S-B Item 402 (b)(2)(iv). All such shares are fully vested. The Company does not currently foresee to pay dividends on any of these shares.

(4)  .See table for "Stock Options" below.

(5) Consists of premiums for personal
     life insurance.

(6) During 2002, the Board of Directors approved the issuance of 1,100,000 restricted shares in lieu of $110,000 cash salary; the stated salary figure includes such shares, valued at the nominal $110,000 which they replaced.

Stock Options :

         The following table sets forth stock options granted during 2002 pursuant to the Company's 1997 Stock Option Plan and 2000 Stock Incentive Plan, to executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

--------------------------------------------------------------------------------------------------------------
                           Number of Common             % of Total Options
                           Shares Underlying          Granted to Employees   Exercise           Expiration
FName                      Options Granted            and Directors in FY    Price ($/Sh.)      Date
--------------------------------------------------------------------------------------------------------------
S. Jagels                    250,000                        38.2%               0.1325           2/18/07
S. Jagels                     20,000                     incl. in above         0.10             7/15/02
J. Klaube                    250,000                        35.4%               0.1325           2/18/07

         The following table sets forth aggregated stock option and warrant exercises during 2002 by executive officers, certain other employees with highest remuneration, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:

-------------------------------------------------------------------------------------------------------------------
                           Shares                                       # of Shares Underlying  Value of Unexercised
                           Acquired                  Value              Unexercised             In-the-Money Options
Name                       on Exercise (#)           Realized ($)       Options/Warrants        & Warrants at Y/E ($)
-------------------------------------------------------------------------------------------------------------------
S. Jagels                   20,000                      800                       -                       -
S. Gray                    262,500 (1)               10,500                  824,275                      0
I. Angelastri              400,000 (1)               23,120                  512,500                      0

--------------
(1) The board of directors of the Company approved a reduction in the exercise prices for these options and warrants, from $1.00 (for 550,000 shares) and $0.75 (for 112,500 shares) to $0.10 per share, contingent upon the immediate exercise of such options or warrants. In conformity with SEC Regulation S-B Items 402
(b)(2)(iv) and 402 (d) (2) the realized value figure is based upon the market price of unrestricted shares at the time of exercise although the shares so issued carried a restrictive legend.

None of the named executive officers has exercised any options or SARs during the fiscal year-ended December 31, 2001.

None of the named executive officers had any exercisable options or SARs that were in-the-money at December 31, 2001.

1997 Stock Option Plan:

         The Company's 1997 Stock Option Plan, as filed with Information Statement pursuant to Section 14(c) with the Commission on July 1, 1997, and with Registration Statement on Form S-8 with the Commission on September 8, 1997, is hereby incorporated by reference.

2000 Stock Incentive Plan:

         The Company's 2000 Stock Incentive Plan, as filed with the Commission as an exhibit to the quarterly report on Form 10-QSB for the period ended March 31, 2000, is hereby incorporated by reference.

Compensation of Directors:

         The Company currently pays no outside directors' fees. Outside directors are awarded stock options for 40,000 shares each upon commencement of their office. In addition, the three incumbent outside directors have been awarded, in January 2001, stock options for 112,500 shares each, and in September 2001, stock options for 75,000 shares each, for services rendered during 2000 and 2001. During both 2003 and 2002, all directors were awarded a restricted stock grant of 300,000 shares each for services rendered to the Company.

     One outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $132,000 for 2003 and $108,600 for 2002 for legal services rendered to the Company.

     Employment Agreements

         In April 2002, the Company entered into an employment agreement with Steven D. Rudnik, its current President and Chief Executive Officer, to serve as President and Chief Executive Officer of the Company for a period of five years, replacing an earlier employment agreement dated February 1998, as amended. Base salary under the agreement is $133,333 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

         In April 2002, the Company entered into an employment agreement with Joerg H. Klaube, its current Senior Vice President and Chief Financial Officer, to serve in that capacity for a period of five years, replacing an earlier employment agreement dated April 1996, as amended. Base salary under the agreement is $125,000 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

         In April 2002, the Company entered into an employment agreement with Steven W. Jagels, its current Senior Vice President Information Technology, to serve in that capacity for a period of five years. Base salary under the agreement is $108,333 per year with predetermined increases effective upon the Company achieving certain revenue goals. The agreement also calls for the grant of certain stock awards and incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein, payable to the officer if the employment agreement is terminated or is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth, as of January 30, 2004, the record and beneficial ownership of common stock of the Company by each executive officer and director, all executive officers and directors as a group, and each person known to the Company to own beneficially, or of record, five percent or more of the outstanding shares of the Company:

Title             Name and Address of                Amount and Nature of               Percent
of Class )*       Beneficial Owner                   Beneficial Ownership (1)           of Class
-----------       ----------------                   ------------------------           --------
Common            Ivano Angelastri                      2,212,500 (2)                     2.84%
                  Steven L. Gray                        3,538,604 (3)                     4.52-%
                  Steven W. Jagels                        622,083 (4)                     0.80%
                  Joerg H. Klaube                       1,660,417 (5)                     2.13%
                  Steven D. Rudnik                      7,924,595 (6)                     9.59%
                  Joseph J. Tomasek                     1,062,500 (7)                     1.37%

         Address of all persons above:  c/o the Company.

         All Directors and Executive Officers         17,020,699                         19.94%
             as a Group (6 persons)

* The Company also has issued and outstanding as of January 30, 2004, 492,582 shares of its Senior Convertible Preferred Stock, with concentrations in excess of 10% for one or more of the holders of such stock, however, none of such shares bear any voting rights.

------------
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common stock which such person has the right to acquire within 60 days of January 30, 2004. For purposes of computing the percentage of outstanding shares of Common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common stock which they beneficially own.

(2)  Includes options to acquire 512,500 shares.

(3)  Includes options to acquire 400,275 shares and warrants for 424,000 shares.

(4)  Represents  options to acquire 602,083 shares.

(5)  Includes options to acquire 560,417 shares.

(6) Includes options to acquire 4,147,917 shares and conversion rights for 998,900 shares. (7) Includes options to acquire 262,500 shares.

                          DESCRIPTION OF CAPITAL STOCK

     Magnitude is currently authorized by its Certificate of Incorporation to issue an aggregate 103,000,000 shares of capital stock, including 100,000,000 shares of common stock, $.0001 par value per share of which 79,532,141 were issued and outstanding as of February 3, 2004 and 3,000,000 shares of Preferred Stock, $0.01 par value per share of which: 2,500 shares have been designated as Cumulative Preferred Stock, par value $0.0001 per share, of which 1 share was outstanding as of February 3, 2004, 300,000 shares have been designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"), $0.001 par value per share of which 29,300 were issued and outstanding as of February 3, 2004; 350,000 shares have been designated as Series B Senior Convertible Preferred Stock (the "Series B Stock"), par value $0.001 per share, of which no shares were outstanding as of February 3, 2004, 120,000 shares have been designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") par value $0.001 per share of which 100,000 shares were outstanding as of February 3, 2004; 500,000 shares have been designated as Series D Senior Convertible Preferred Stock (the "Series D Stock"), $.001par value per share of which 63,890 were issued and outstanding as of February 3, 2004 and; 500,000 shares have been designated as Series E Senior Convertible Preferred Stock (the "Series E Stock"), $.001 par value per share of which 341,892 were issued and outstanding as of February 3, 2004.

Common stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the holders of any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities of the Company, subject to the liquidation preferences, if any, of the holders of any outstanding Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common stock. The rights, preferences and privileges of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of shares of Preferred Stock that the Company may designate and issue in the future. Preferred Stock

     The Board of Directors of the Company authorized the issuance of (1) up to 300,000 shares of Preferred Stock designated as Series A Senior Convertible Preferred Stock of which 29,300 shares were issued and outstanding as of February 3, 2004 (the "Series A Stock"); (2) up to 350,000 shares of Preferred Stock designated as Series B Senior Convertible Preferred Stock (the "Series B Stock') of which no shares were outstanding as of February 3, 2004, (3) up to 120,000 shares of Preferred Stock designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") of which 100,000 shares were outstanding as of February 3, 2004; (4) up to 500,000 shares of Preferred Stock designated as Series D Senior Convertible Preferred Stock (the "Series D Stock") of which
63,890 shares were outstanding as of February 3, 2004, and; (5) up to 500,000 shares of Preferred Stock designated as Series E Senior Convertible Preferred Stock (the "Series E Stock") of which 341,892 shares were outstanding as of February 3, 2004.

The Series A Stock

         The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock.

Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

The Series B Stock

         The Series B Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series B Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on a par with the holders of any Series A Stock and Series C Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series B Stock, on an equal basis with the holders of any Series A Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series B Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series B Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series B Stock at any time.

The Series C Stock

         The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series C Stock at any time.

 The Series D Stock

     The Series D Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series D Stock are entitled to receive semi-annually cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock, Series B Stock and Series C Stock calculated against their respective stated value per share at the rate of 7% semi-annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series D Stock, on an equal basis with the holders of any Series A Stock, Series B Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series D Stock three years after their issuance by paying to the holders the stated value thereof, any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the stated value. Holders of the Series D Stock can convert their shares into Magnitude Common stock on the basis of 10 shares of Common stock for one share of Series D Stock at any time.

Series E Stock

     The Series E Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series E Stock are entitled to receive cumulative dividends before any dividends are declared and paid upon the Common Stock and any other Magnitude Preferred Stock, calculated against its stated value per share at the rate of 6% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series E Stock, on an equal basis with the holders of any Series A Stock, Series B Stock, Series C Stock and Series D Stock. Each outstanding share of Series E Stock shall automatically convert into shares of Magnitude Common Stock on the basis of one hundred (100) shares of Common Stock for one share of Series E Senior Preferred six months after the date of their issuance.

Cumulative Preferred Stock

     The Company has designated 2,500 shares as "Cumulative Preferred Stock", of which as of December 31, 2003, one share is issued and outstanding. The
Cumulative Preferred Stock is non-voting. Each share shall be entitled to receive out of the surplus or net profits of the Company, cumulative dividends thereon at the rate of $9,000 per year, payable quarterly, semi-annually, or annually, as and when declared by the Board of Directors. The Cumulative Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to all classes and series of Common stock.

                                    BUSINESS

Background

         On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

     As of February 3, 2004, there were outstanding 79,532,141 common shares, 1 Cumulative Preferred Share, 29,300 shares of Series A Stock, no shares of Series B Stock, 100,000 shares of Series C Stock, 63,890 shares of Series D Stock and 341,892 shares of Series E Stock.

Narrative Description of Business

       Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, manufacture, and marketing of accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic software product that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity and prevent repetitive stress injury in the computer-related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the completion of the initial release of the proprietary ErgoManager(TM) software system. The Company's business is now focused exclusively on the further development and promotion of these and other software products. The Company has applied for several patents for its products, and has recently received a Notice of Allowance from the U.S. Patent and Trademark Office on its application relative to certain core inventions within its ErgoManager(TM) system. The Company has not yet realized material revenues from licensing its software. With new products targeted at relatively new markets the Company currently must be considered an enterprise in transition.

         As the utilization of computers in the office has increased significantly in the last decade, so has the rate of health problems believed to be related to the use of computers. Computer ergonomics focuses on optimizing the design of technology involved in the utilization of computers in the office, and also attempts to affect the manner in which people interact with computers, so as to minimize the associated health risks. A successful technology delivery system positively impacts the cost of doing business by improving the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability.

         Repetitive stress injury (RSI) is a classification of diseases caused by the excessive use of joints. It is a sub-classification of Cumulative Trauma Disorders (CTDs). One common form of RSI is Carpal Tunnel Syndrome (CTS) which can be caused by excessive typing, among other activities, and can be aggravated by deficient - in the ergonomic sense - equipment and inappropriate work habits. The carpal tunnel is a channel in the wrist where tendons and the median nerve connect the arm to the hand. Through excessive use, the tendons become swollen and pinch the nerve. RSI accounts for a large portion of work-related illnesses, and the incidence of RSI is expected to grow as the number of people operating keyboards increases. The impact of RSI is measured not only in the pain and suffering of its victims, but also in time lost from work and medical costs.

         The Company's proprietary software products are designed to help businesses deal with potentially preventable repetitive stress injuries, by real-time monitoring of keyboarding activities, pro-active dialog with at-risk employees, and strategic profiling and management of computer use throughout an organization.

               During 1996, the issues of repetitive stress injuries and the potential of liability to employers from the effects of carpal tunnel syndrome and other RSI's on employees were forcibly brought to the forefront of corporate consciousness through widely publicized suits involving a major computer maker. The US Bureau of Labor Statistics reported that already in 1995, there were approximately 70,000 cases of carpal tunnel syndrome and associated tendonitis, and that 25% of all injuries that result in lost work time are due to repetitive stress problems. They currently cost employers an estimated $20 billion a year in workers' compensation claims. The federal government estimates an additional $80 billion is lost in related costs such as absenteeism and reduced productivity. Increased awareness of the health risks and associated costs led the State of California to pass OSHA Title 8 which directs qualifying employers to establish and implement a program designed to minimize RSI's. Such program shall include work-site evaluation, control of exposures which have caused RSI's, and training of employees. The Company's proprietary software products deliver a comprehensive compliance tool. In a similar pursuit, the Clinton Administration, in January 2000, proposed that on a federal level, preventive guidelines be established, and the Occupational Safety and Health Administration plans to issue pertinent regulations this year. The RSI issues in the United States are mirrored in the rest of the developed world. The Company believes that the growing recognition of these trends will give rise to a rapidly expanding market for the Company's products.

The Industry

         The Company operates in only one business segment: the development, marketing, and licensing of risk aversion and productivity enhancement software products for the computerized workplace environment. More specifically, the Company licenses highly sophisticated and proprietary software that provides computer based training, work pacing and monitoring tools, as well as a computer workstation assessment tool.

         Potential customers for the Company's products are businesses of all sizes, as well as organizations and government departments and agencies that employ many staff in computer-related functions. The software industry in general is comprised of a remarkable variety of providers, ranging from small boutique-type designers to large international corporations. The industry is characterized by great dynamics, patterns of rapid growth and well-known success stories, but also by a high degree of volatility and risk. As such, the Company with its recent transition from the more stable environment of a supplier of ergonomic (hardware) accessories, to a software house addressing a specialized market, has entered new territory. Nevertheless, its chances for success, in management's opinion, are greatly enhanced by the timeliness of the introduction of its product into an increasingly receptive market, as described above.

         The Company operates primarily in the United States of America, however, has introduced a Portuguese language version of its software products for the Brazilian market, and is preparing other language versions. The Company has not yet derived any material revenues from the licensing or sale of its software products, either domestically or in foreign markets.

Products,  Patents, Trademarks

         The Company's current primary product is a suite of seven proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses deal with potentially preventable repetitive stress injury (RSI). The seven software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the package enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

         The system is highly customizable for management, staff and employees. All components operate on any PC or workstation running the Microsoft Windows operating system. The ErgoManager(TM) suite employs the International RULA (Rapid Upper Limb Assessment) standard for compliance with California OSHA Title

The seven modules are described as follows:

ErgoSure : A postural risk-assessment tool that records how an employee is working; it determines injury potential and suggests improvements. It also can be used to evaluate workstation alternatives prior to purchase.

ErgoSentry(TM) : Employing patent-pending algorithms that measure rest against work in real time, the non intrusive program informs users when to break from high-risk trends (thresholds definable by the user or corporate safety officer) when keyboarding or using a mouse. ErgoSentry also includes an "ErgoPak" video or slides that depict correct workstation setup, posture and repetitive stress-reducing exercises. Surveyor(TM) : An electronic surveyor used by management to gather macro-information about employee populations and to gain a clear understanding of equipment usage, discomfort and comfort patterns, workstation configurations and employee habits. The ErgoSentry trademark has been registered with the United States Patent and Trademark Office on September 12, 2000 providing legal protection for a ten year period through September 12, 2010.

UserNotes(TM) : An easy, effective means for employees to report workplace discomfort so staff can address certain issues earlier, at lower cost and with greater likelihood of success. UserNotes encourages a proactive approach.

Guardian : Captures the frequency of mouse clicks and activation of individual keys, over time. It also can be used in a review process to assess attributes such as ease-of-use among competing applications. Guardian also is a good training tool. By measuring before-and-after results, Guardian can be used to determine the type of training program needed, measure each program's effectiveness and highlight needed improvements.

ErgoQuiz: An electronic testing system and awareness-building tool that measures employees' understanding of ergonomic principles.

ErgoManager(TM) Analyzer: A comprehensive report writer and analysis tool for manipulating, interpreting and evaluating the data collected in the ErgoSentry module - on the workstation-, department-, and company level.

         In addition to the trademarks shown above which are owned by the Company, Magnitude has applied for other product designators to be afforded trademark protection, and has filed US Patent Application for certain design principles underlying several of its proprietary software products, including a patent application for its newest product, a new class of usage tracking and data collection software that is directed towards e-commerce and a wide range of other Internet related applications. There can be no assurance, however, that such patents will be granted or, if granted, that a third party will not design products which perform the same or similar functions as the Company's products, using technology other than that covered by the Company's patents.

Patents and New Products

ErgoSentry - Patent Allowed:

         A patent was issued to the Company on May 16, 2000 by the United States Patent and Trademark Office. The patent covers various innovations including a proven approach that helps computer users manage their activity to improve productivity and reduce the risk of repetitive motion injuries. Entitled "Computer Activity Monitoring Station", this patent provides protection under United States law through January 7, 2017.

ErgoPal Introduced, Patent Pending:

         New patent-pending ErgoPal software -- a work pacing tool that helps users mitigate health risks and improve their productivity by gently alerting them to increases in stress and fatigue which are occurring before they realize it.

Business Strategy

         The most important prospective customers for the Company's products are medium and large companies, organizations, and governmental departments and agencies that have a relatively large staff working in computer-related functions. These entities not only are more cognizant of the health risks and negative effect on productivity associated with many of the traditional tools of the computerized workplace and therefore tend to be more receptive to new remedial solutions and alternatives based on the science of Ergonomics, but also have a significant exposure in terms of legal liabilities if they fail to act addressing these potential risks. On an on-going basis, the increasing costs of worker's compensation insurance creates a growing incentive to deal with the underlying causes.

         With its new proprietary ergonomic software the Company offers a comprehensive and effective tool for corporate clients to address the three major issues involved: (a) employee wellness, (b) cost containment and productivity enhancement, and (c) potential legal liabilities. While certain portions of the ErgoManager(TM) software suite have been previously marketed as individual modules, the release to the market, in November 1998, of an overall integrated solution in form of the ErgoManager(TM) system constituted a novel approach.

         Since that time, the product has been installed by a growing number of corporate and institutional clients. For example, during fiscal year 2000 we acquired 43 new customers and in 2001, 36 new customers. Typically, in view of the new-ness of product and market, such client initially purchases a license for a "pilot version" of the software, functionally complete but limited to a smaller number of users. After undergoing a process of familiarization and evaluation the client is expected to upgrade to the intended ultimate number of users which, by definition, should encompass all personnel exposed to the above described risks. Many tests and evaluations by third parties have confirmed to the Company's satisfaction that its product is mature, stable, and effective. It is with a high degree of confidence, therefore, that the Company expects many of the ongoing trial installations to lead to larger enterprise orders and, thereby, to the targeted revenue stream. The key to economic success therefore lies in a comprehensive marketing approach that carries the Company's message to the largest possible number of prospective clients. Since its own financial resources are limited, the Company embarked on a strategy to seek marketing partnerships with entities and individuals in the risk management industry.

         The Company intends to continue developing strategic marketing relationships with leading business consultants, to broaden its distribution channels to include tiered marketing arrangements, and to strengthen its direct sales force and support organization, thereby focusing on a marketing approach which emphasizes the advantages that accrue to a business from the unique combination of risk management and productivity enhancement tools provided by ErgoManager(TM).

Research and Development

         Since early 1998 the Company has invested considerable resources in the further development of the overall ErgoManager(TM) system and the integration of certain software assets acquired pursuant to the agreements with Rolina Corporation and Vanity Software Publishing Corporation (see "Narrative Description of Business"), and in further enhancements to the products. Also during this time, a complete set of new and necessary documentation and marketing collateral was created. In late summer, the first official version of ErgoManager(TM), Version 1.78, was released, followed in October 1998 by Version 2.12., in April 1999 by Version 3.05 and in October, 2000 by Version 4.0. The latest Version 5.0 was released in September, 2002.

         The Company has expensed all expenditures related to the above efforts. Such expenses totaled $183,000 for the year ended December 31, 2002 and $139,000 for the year ended December 31, 2001.

Major University Study

         Alan Hedge, Phd,, Professor of Ergonomics at Cornell University, in collaboration with Scott J. Evans, Manager of Facilities and ESH at Lockheed Martin Enterprise Information Systems, authored a Cornell University study testing the effects of using "ErgoManager", the Company's ergonomic management system ("EMS"), an ergonomic work pacing software, on 56 Lockheed Martin computer software programmers at that company's Orlando, Florida facility (the "Study"). Professor Hedge serves as the Chairman of the Company's Ergonomics Advisory Board and is a shareholder of the Company. In accordance with the policy of Cornell University, neither the results of the Study nor the fact of its publication, constitutes an endorsement by Cornell University of the Company's ErgoManager or EMS software products used in the Study.

         The performance of the 56 studied-test participants was passively monitored using the EMS software for four weeks to establish a baseline, without activating the ErgoManager's icons at rest break capabilities. Following this initial four-week period, the full capabilities of ErgoManager were activated for all participants and their work performance was monitored for a further four-week period. Full activation permitted the EMS software to coach users to take periodic microbreaks throughout the workday depending upon their work rate.

         The results of the Study displayed a significant 59% improvement in work accuracy following the activation of ErgoManager and the EMS software. The Study further disclosed that there was no difference in total keystrokes or in mouse use during either the initial four-week baseline period or the following four-week ErgoManager activation period, confirming previous research showing that alerting keyboard users to take more short rest and break periods did not impair their overall keystroke and mouse use but did improve their work accuracy. The Study proposed that further studies of this type of ergonomic workflow software could prove useful and beneficial in evaluating the effects of microbreaks on participants who are experiencing musculoskeletal problems and in quantifying the performance benefits of this software for a larger number of workers over a longer period.

         Economic analysis showed that in this Study the performance benefits alone that accrued from using ErgoManager's ergonomic work pacing software would operate to provide a return on investment in less than one-week. This Study is available to the public on the Cornell University Website at : http://ergo.human.cornell.edu/CUEHnews.html,and then clicking on the Study, entitled "Ergonomic Management Software and Work Performance".

Competition

Competitive pressures come from other ergonomic software products. Current competitors of the Company, their product names and locations are as follows:

Company                             Product Name              Location
-------                             ------------              --------

Great Attitudes, Inc.               Compustretch              Canada
ErgoWare                            ErgoWare RSI Manager      San Diego, CA
Alen Jevsenak                       fit@work 3D               Germany
Peak Technology Ltd.                Kairos                    New Zealand
DITR Marketing, Inc.                Mouse Tool                California, USA


The key to ErgoManager winning the business appears to be finding someone at the prospective client who understands ergonomic issues and can appreciate why ErgoManager is a superior product.

The Company has ascertained, based on customer comments, that the Company's market share lead gives it the opportunity to be first to dominate this market niche. However, this market is in its infancy and there are no real competitors
- higher or lower in cost compared to Magnitude - executing substantial marketing communications. Magnitude is left to finance and develop the market on its own.

The relatively small size of the existing marketplace , Magnitude, and its competitors provides a window of opportunity for companies with substantial resources to quickly enter and dominate the market, should they determine or suspect rapid growth. While such a move could lessen Magnitude's opportunity to be the overall market leader, it would greatly benefit the Company by drawing attention to and building the market.

From a  marketing  and sales  perspective,  Magnitude  and its  products  do not currently have significant competition. There are several first and second-generation keystroke counters and egg timers but they do not provide the end user and the employer with the requisite compliance and usability that ErgoManager brings to the table. First-generation, or "egg timer" methodology focuses on counting time and then offering a typing break based upon a time threshold. Second-generation, or "odometer" methodology employs the counting of keystrokes and then offering a typing break based upon a total number of keystrokes threshold. Third-generation technology, which we utilize in our software, compares typing keystroke input over time to establish a correlation of typing work and rest for individual users, which once established proceeds to offer interrupting typing breaks based upon a user's typing patterns when typing work and rest patterns deviate from the previously established norms. In all comparisons, ErgoManager provides more features and better performance than competitive products. The differences between ErgoManager and competing products are substantial.

At this time, there is no significant competitor offering a product suite of features comparable to ErgoManager. A number of competing products offer rudimentary reporting capabilities. Magnitude's ErgoSentry is the only Third Generation Workpacing software available today.

Seasonality and Dependency

         The industry segment in which the Company does business is not seasonal. The Company's software related revenues until now have consisted primarily of smaller orders for pilot projects and field tests. The Company's future success is dependent upon its ability to follow up on such initial orders with enterprise-wide contracts where corporate clients introduce the Company's software products across the entire spectrum of computer workplaces throughout their company or certain divisions. There can be no assurance that the Company will succeed in doing so, or if it does succeed, that its business will generate enough revenues during the coming periods, in a timely manner and sufficient in scope, to finance and support the Company's planned future growth as expected by management.

                                    EMPLOYEES

         As of December 31, 2003, the Company employed 12 persons, of whom six were primarily engaged in research and development and software support activities, three were primarily engaged in sales and marketing, and three in general administrative and clerical functions. The Company has no collective bargaining agreements with its employees.

                                   PROPERTIES

         On March 15, 2000, the Company entered a five year lease for approximately 6,000 square feet of office space at 401 State Route 24, Chester, New Jersey. This lease agreement calls for monthly rental payments of $6,500 with nominal increases after years No. 2, 3, and 4.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT PURSUANT TO "SAFE HARBOR" PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934

         Except for historical information, the Company's reports to the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB and periodic press releases, as well as other public documents and statements, contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. These risks and uncertainties include general economic and business conditions, development and market acceptance of the Company's products, and other risks and uncertainties identified in the Company's reports to the Securities and Exchange Commission, periodic press releases, or other public documents or statements.

         Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

        The selected financial information presented below under the captions "Statement of Operations" and "Balance Sheet" for the years ended December 31, 2002 and 2001 is derived from the financial statements of the Company and should be read in conjunction with the financial statements and notes thereto.

         The financial data are those of Magnitude Information Systems, Inc. including the operations of Magnitude, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

     SELECTED FINANCIAL DATA
     Balance Sheet                                                 December 31,
                                                                       2002
                                                                   ------------
         Total assets                                              $    927,832
         Current liabilities                                          1,064,750
         Long-term debt                                                 200,000
         Working capital    (deficit)                                  (964,689)
         Shareholders' equity (impairment)                         $   (336,918)

     Statement of Operations                                   For The Year Ended December 31,
                                                              2002                        2001
                                                          ------------                ------------
         Software Licenses                                $    290,652                $    336,966
         Maintenance and Support                                78,791                      37,873
         Total revenues                                        369,443                     374,839
         Operating income (loss)                            (2,847,990)                 (3,316,082)
         Net (loss)                                         (2,642,673)                 (3,274,470)
         Net (loss) after dividends
         On Preferred Shares                                (2,763,104)                 (3,463,823)
         Net loss per common share                        $      (0.06)               $      (0.16)
         Number of shares used in computing
         per share data                                     44,509,412                  21,466,050

Results of Operations for the Year Ended December 31, 2002

         Fiscal Year 2002 was another challenging year for the Company. A continued shortage of cash - the result of slower than expected revenue growth coupled with an inability to attract sufficiently large amounts of new working capital on terms acceptable to the Company - hampered efforts to implement a more wide-ranging marketing program that would introduce the Company and its products - as the best and most cost effective solution to the vexing problem of repetitive stress injuries afflicting a growing percentage of people, in business, government, and private life - to the general public. While the Company has succeeded in several instances to attract the attention of well known large corporate clients, the frequency and current volume of such transactions has been insufficient to support operations at large. During the year, much of management's time and efforts were dedicated to raising capital. It has become increasingly important that the Company conclude a larger financial transaction that would supply the necessary capital to support a new marketing programs and free available management resources towards the task of growing the business.

         For the year ended December 31, 2002, the Company had revenues of $369,443, slightly less than the $374,839 achieved in 2001. A major portion of the 2002 revenues was attributable to one account, which accounted for approximately 63% of total sales.

         Gross profits amounted to $207,573 for a 56% gross margin. Gross profits are burdened with a fixed charge for amortization of certain proprietary software assets. Such software assets underlie the Company's products and are being amortized on a straight line over 10 years, resulting in a level charge of approximately $13,000 per month to cost-of-goods-sold. Owing to the fact that variable cost-of-goods-sold expenses are in the vicinity of only 5%, the gross margins will increase with larger revenues, as the portion of fixed expenses decreases relatively. After deducting selling -, research -, and general and administrative expenses of $3,055,563 which decreased by 13% from the $3,531,655 recorded in 2001, the Company realized an operating loss of $2,847,990, compared to an operating loss of $3,316,082 in 2001. Non-operating income and expenses included $48,946 net interest expense, $27,740 charges for losses on assets, and $75,719 in non-recurring income consisting of extraordinary gains from the dissolution of certain prior year accruals. The Company also realized a credit of approximately $210,000 from the sale of net loss carry-forward tax credits pursuant to New Jersey Emerging Technology and Biotechnology Financial Assistance Act. The year concluded with a net loss of $2,642,673. After accounting for dividend accruals on outstanding preferred stock which totaled $120,431, the net loss applicable to common shareholders was $2,763,104 or $0.06 per share, compared to a loss of $3,463,823 or $0.16 per share for the previous year.

         The decrease in operating expenses is primarily the result of lesser expenditures for certain marketing programs and of efforts to curtail general and administrative expenses across the board. Certain expense categories, however, experienced increases, primarily legal and other expenses relating to investor relations and other expenditures associated with financing and other corporate undertakings. Management is committed to review the merit of all activities with respect to cost/benefit relations on an on-going basis and exercise due diligence in day-to-day operations with the goal of reducing all non-critical expenditures.

Results of Operations for the Nine Months Ended September 30, 2003

         Progress in our ongoing pursuit to close large prospective licensing distribution and reselling contracts, currently in the negotiation stage, has been slow but steady. Successful closing of the first of these large projects will have a material effect on shortening the sales cycle in all the Company's business development endeavors. The third quarter did not yield completed major new contracts for the licensing of our software as they could not be completed during the reporting period. While we have not achieved this goal during the quarter, management remains confident that a breakthrough in form of such major new contracts is very much in reach and that the outlook for the upcoming quarters remains positive.

The quarter's revenues totaled $57,540, compared to $126,434 for the same period in 2002. During the current period, selling- and general and administrative expenses amounted to $459,258, significantly less than the $778,934 recorded during the same period in 2002. Lesser expenses in the marketing area where we currently operate with a reduced staff level, and savings in outlays for third party services, primarily in the areas of investor relations and capital raising activities and related regulatory filings, account for most of these cost reductions. For the third quarter as a total, the Company realized an operating loss of $440,664, compared to an operating loss of $697,540 in the third quarter in 2002. After accounting for non-operating income and expenses - mainly in form of interest expenses - and after dividend accruals on outstanding preferred stock, the net loss applicable to common shareholders for the period was $490,198 or $0.01 per share, compared to a loss of $696,483 or $0.01 per share for the same quarter in the previous year.

Liquidity and Capital Resources

         As explained in more detail below, during 2002 management continued its efforts to find new equity capital for financing the Company's ongoing operations. Such efforts were successful in attracting approximately $2.3 million in new equity funding in the form of cash, as well as converting approximately $200,000 debt into equity.

         At December 31, 2002, the deficit in working capital amounted to $964,689 as compared to $1,313,099 at December 31, 2001. Stockholders' equity showed an impairment of $336,918 at the end of the year, compared to an impairment of $441,629 at the beginning of the year. The negative cash flow from operations totaled approximately $2.1 million and was substantially financed by new equity which was obtained through private placements. The new equity placements were consummated by issuance of common stock to accredited private investors in the U.S. and overseas. Details of such transactions can be found in the "Changes and Issuance of Securities" sections in the Company's reports on Form 10-QSB during the year, as well as in the pertinent section of this report. The Company had filed an amended registration statement on Form SB-2 which covered the common shares directly issued as well as the common shares underlying the previously issued convertible preferred stock and warrants, in connection with these and prior financing transactions. The registration statement was declared effective by the Securities and Exchange Commission on January 16, 2003. During the first three months of 2003 and up to the time of this submission, more recent equity financing transactions have generated approximately $430,000 cash in the aggregate which was utilized to finance operations during that period.

         At the time of this submission, the Company had no bank debt. At December 31, 2002 its short-term liabilities, aside from trade payables and accruals, consisted of certain notes and loans aggregating approximately $233,000 of which $75,000 was owed to the chairman and chief executive officer of the Company in form of demand notes (see "Related Party Transactions"). All of the long-term debt of approximately $200,000 was likewise owed to the chairman and chief executive officer and evidences by a promissory note maturing in July 2004.

         Current cash reserves and net cash flow from operations expected during the near future are inadequate when measured against present and anticipated future needs. In order to remedy the resulting liquidity constraints and address any "going-concern" issues, management is currently negotiating with several financing sources with the goal of obtaining commitments for substantial investments in form of debt or equity capital, to be funded during the upcoming quarter. There can be no assurance, however, that these negotiations will lead to the desired outcome.

         For the nine month period ended September 30, 2003, the Company has experienced cash shortages during the quarter and continues to remain dependent upon the infusion of new equity capital to fund ongoing operations. Private placements with accredited investors during the quarter resulted in the receipt by the Company of approximately $258,000 in new equity capital in the form of cash. These equity placements were consummated by issuance of common stock to private investors in the U.S. and overseas. Details of those transactions can be found in the "Changes and Issuance of Securities" section of this report.

The equity placements were augmented by approximately $70,000 in short-term loans.

At September 30, 2003, the deficit in working capital amounted to $1,608,410, up from a deficit of $1,368,443 at June 30, 2003. The deficit continues to challenge the Company's ability to aggressively proceed with certain marketing programs. The lack of adequate financing hinders long-term planning and continues to occupy management time and resources. The Company is pursuing several avenues that involve both equity and debt financings with accredited private investors. Until such financings can be completed, the probability and timing of which is uncertain at this time, the Company will continue to face a significant shortage of operating cash.

At the time of this submission, the Company had no bank debt. At September 30, 2003, its short-term liabilities outside of debt consisted primarily of $577,207 trade payables, approximately $275,000 in various accruals (see "Accounts Payable and Accrued Expenses" in the Notes to Financial Statements section) and $335,783 in accrued dividends on outstanding preferred stock. The payables include approximately $228,000 owed to the Company's chief executive officer and one outside director. With respect to the dividend accruals and in view of the absence of surplus funds, management does not plan to liquidate the latter position in the immediate future. Debt consisted of $586,476 in current loans and notes of which approximately $325,390 is owed to the Company's chief executive officer and one outside director, and $100,000 in long-term liabilities, likewise owed to the Company's chief executive officer and evidenced by a promissory note maturing in January 2005.

Current cash reserves are inadequate when measured against needs projected for the upcoming quarter, and the Company's liquidity overall remains strained. While management firmly expects to be able to obtain necessary working capital, there can be no assurance that the desired funding can be secured in a satisfactory manner with respect to terms, timeliness and volume.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 2002, the Company and its President and Chief Executive Officer agreed to issue 1,100,000 restricted shares of common stock bearing piggy-back registration rights, in lieu of $110,000 cash remuneration representing salary payments due to that individual for the time February through December 2002.

         In January and February 2002, an outside director of the Company purchased common stock and exercised certain warrants for a total of 726,111 shares, at the price of $0.10 per share.

         In February 2002, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2002 into restricted common stock in lieu of cash at the rate of $0.10 per share, for a total amount of $110,000.

         During the first quarter in 2002, three outside directors of the Company were awarded stock grants for an aggregate 700,000 restricted common shares, for services rendered.

         During the quarter ended September 30,2002, the Company issued common stock grants of 1,500,000 to certain of its officers and directors.

     During the second quarter in 2002, an affiliate of an outside director of the Company received 25,000 newly issued restricted common shares, for services rendered.

     In June 2002, an officer of the Company offered, and the Company accepted, the conversion of $15,000 liabilities into 150,000 shares of common stock.

     During the third quarter in 2002, the directors and certain officers of the Company were awarded stock grants for an aggregate 1,500,000 restricted common shares, for services rendered.

     In July 2002, an outside director of the Company and an affiliate exercised certain warrants for a total of 400,000 shares, at the price of $0.10 per share.

     In August 2002, an outside director of the Company converted cash advances in the aggregate amount of $45,000, extended to the Company during June and July 2002, into 450,000 restricted common shares.

     During the third quarter in 2002, an outside director exercised options for the purchase of 262,500 shares, at the price of $0.10 per share.

     During 2003 and 2002, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $132,000 and $108,600, respectively, for legal services.

     In January 2003, the Company and its President and Chief Executive Officer agreed to issue 1,000,000 restricted shares of common stock bearing piggy-back registration rights, in lieu of $100,000 cash remuneration representing a portion of salary payments due to be paid during 2003.

     During the first quarter in 2003, an outside director of the Company was awarded a stock grant for 200,000 restricted common shares, for services rendered. The same director converted $20,500 in accrued expenses incurred on behalf of the Company, into 205,000 restricted shares.

     During the first quarter in 2003, the Company's President and Chief Executive Officer and an outside director of the Company extended cash advances to the Company, totaling $92,500, repayable on demand and carrying interest at the rate of 10% per annum.

     During the second quarter in 2003, an outside director of the Company was awarded a stock grant for 163,500 restricted common shares, for services rendered.

     During the second quarter in 2003, the Company's President and Chief Executive Officer and an outside director of the Company extended cash advances to the Company, totaling $151,500, repayable on demand and carrying interest at the rate of 10% per annum.

     In a meeting of the board of directors of the Company on May 29, 2003, in consideration of the Company's President's role in augmenting available working capital through salary conversion and direct cash loans, the board approved a reduction in the exercise price of stock options for a total 4,147,917 shares issued to him, from prices ranging from $0.50 to $1.00, to $0.10 per share.

                                 TRANSFER AGENT

         The transfer agent for the Company is Securities Transfer Corporation, located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                                  ANNUAL REPORT

         The Company  intends to continue  its  practice  of  furnishing  annual
reports  to  its  shareholders   containing   financial  statements  audited  by
independent certified public accountants.

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                          INDEX TO FINANCIAL STATEMENTS

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES

         Unaudited Consolidated Financial Statements for the three and nine month periods ended September 30, 2003 and 2002.

         Audited Consolidated Financial Statements as of December 31, 2002 and for the years ended December 31, 2002, and 2001.

                                 Rosenberg Rich
                                 Baker Berman
                                    & Company
                                380 Foothill Road
                          Bridgewater, New Jersey 08807

         To the Stockholders and Board of Directors of Magnitude Information Systems, Inc. and Subsidiaries


         We have reviewed the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of September
         30, 2003, the related consolidated statements of operations for the three months and nine months ended September 30, 2003 and 2002 and the related statements of cash flows for the nine months ended September 30, 2003 and 2002. The financial statements are the responsibility of the Company's management.

         We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

         As discussed in the notes to the consolidated financial statements, certain conditions indicate that the Company may be unable to continue as a going-concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going-concern.

         /s/ Rosenberg Rich Baker Berman & Company
         -----------------------------------------
         Rosenberg Rich Baker Berman & Company
         Bridgewater, New Jersey
         November 11, 2003

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

ASSETS                                                                               September 30, 2003
                                                                                     ------------------
     Current Assets
     Cash ......................................................................        $      5,254
     Accounts receivable, net of allowance for
        doubtful accounts of $212 ..............................................              27,287
     Miscellaneous receivables .................................................               3,300
     Inventories ...............................................................              26,917
     Prepaid expenses ..........................................................              99,014
                                                                                        ------------
        Total Current Assets ...................................................             161,772
     Property and equipment, net of accumulated
        depreciation of $191,010 ...............................................              11,457
     Software, net of accumulated amortization of $846,358 .....................             660,931
     Other assets ..............................................................              68,522
                                                                                        ------------
TOTAL ASSETS ...................................................................             902,682
                                                                                        ============
LIABILITIES AND STOCKHOLDERS' EQUITY (IMPAIRMENT)

LIABILITIES
     Accounts payable and accrued expenses .....................................             852,852
     Deferred revenue ..........................................................              12,854
     Dividends payable .........................................................             335,783
     Loans and notes payable ...................................................             359,763
     Current maturities long-term debt .........................................             208,419
     Current maturities lease obligations ......................................                 511
                                                                                        ------------
        Total Current Liabilities ..............................................           1,670,182
     Long-term debt, less current portion ......................................             100,000
                                                                                        ------------
TOTAL LIABILITIES ..............................................................           1,870,182

STOCKHOLDERS' EQUITY (IMPAIRMENT)
     Preferred Stock, $0.001 par value, non-voting, 3,000,000 shares authorized:
     2,500 shares have been designated Cumulative Preferred Stock,
     of which 1 share is issued and outstanding ................................                   0
     300,000 shares have been designated Series A Convertible Preferred Stock,
     350,000 shares have been designated Series B Convertible Preferred Stock,
     120,000 shares have been designated Series C Convertible Preferred Stock,
     500,000 shares have been designated Series D Convertible Preferred Stock,
     of which a combined total 195,968 shares are issued and outstanding .......                 196
     Common Stock, $0.0001 par value, 100,000,000 shares authorized,
     72,743,474 shares are issued and outstanding ..............................               7,274
     Stock subscriptions receivable ............................................              (3,297)
     Additional paid-in capital ................................................          22,140,402
     Accumulated deficit .......................................................         (23,112,075)
                                                                                        ------------
TOTAL STOCKHOLDERS' EQUITY (IMPAIRMENT) ........................................            (967,500)

TOTAL LIABILITIES AND EQUITY (IMPAIRMENT) ......................................        $    902,682
                                                                                        ============

                 See notes to consolidated financial statements

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                      Three Months Ended                   Nine Months Ended
                                                         September 30,                        September 30,
                                                     2003              2002              2003              2002
                                                 ------------      ------------      ------------      ------------
Total Revenues .............................     $     57,540      $    126,434      $    126,099      $    257,818

     Cost of Goods Sold ....................           38,946            45,040           116,913           122,918
                                                 ------------      ------------      ------------      ------------

Gross Profit ...............................           18,594            81,394             9,186           134,900

     Selling expenses ......................           96,389           233,525           390,034           607,773

     General & administrative expenses .....          362,869           545,409         1,351,397         1,574,279
                                                 ------------      ------------      ------------      ------------

Operating (Loss) ...........................         (440,664)         (697,540)       (1,732,245)       (2,047,152)
     Miscellaneous income ..................            3,745            35,719             3,745            35,719
     Interest expense, net .................          (24,462)           (5,845)          (55,657)          (29,276)
                                                 ------------      ------------      ------------      ------------
Non-Operating Income (Expense) .............          (20,717)           29,874           (51,912)            6,443
                                                 ------------      ------------      ------------      ------------

Net (Loss) before taxes ....................         (461,381)         (667,666)       (1,784,157)       (2,040,709)

     Provision for income taxes ............                0                 0                 0                 0
Net (Loss) .................................     $   (461,381)     $   (667,666)     $ (1,784,157)     $ (2,040,709)
                                                 ============      ============      ============      ============

Dividends accrued on preferred stock .......           28,817            28,817            86,451            91,614

Net (Loss) applicable to common shareholders     $   (490,198)     $   (696,483)     $ (1,870,608)     $ (2,132,323)
                                                 ============      ============      ============      ============

Loss per Common Share ......................     $      (0.01)     $      (0.01)     $      (0.03)     $      (0.05)
                                                 ============      ============      ============      ============
Weighted Average Number of
     Common Shares Outstanding .............       69,104,958        52,097,880        65,189,770        42,745,948
                                                 ============      ============      ============      ============

                 See notes to consolidated financial statements

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                               Nine Months Ended
                                                                 September 30,
                                                            2003              2002
                                                         -----------      -----------
Cash Flows from Operating Activities
     Net (loss) ....................................     $(1,784,157)     $(2,040,709)
     Adjustments to net (loss)
        Depreciation and amortization ..............         134,978          153,531
        Provision for bad debts ....................              --          (11,605)
        Stock & options issued for debt and expenses         242,562          443,379
     Decreases (increases) in Assets
        Accounts receivable ........................          (6,494)         131,950
        Miscellaneous receivables ..................             429           18,720
        Inventories ................................              30          (24,857)
        Prepaid expenses ...........................        (130,136)         (25,654)
        Other assets ...............................              --           (1,955)
     Increases (decreases) in Liabilities
        Deferred revenues ..........................          (5,015)        (208,291)
        Change in prepayments ......................         (14,075)              --
        Accounts payable and accrued expenses ......         303,308         (296,169)
                                                         -----------      -----------
Net Cash (Used) by Operating Activities ............      (1,258,570)      (1,861,660)

Cash Flows from Investing Activities
     Purchases of equipment and fixtures ...........          (3,380)         (12,751)
                                                         -----------      -----------
Net Cash (Used) by Investing Activities ............          (3,380)         (12,751)

Cash Flows from Financing Activities
     Proceeds from loans and notes payable .........         328,469           76,000
     Repayment of loans and notes ..................         (21,706)        (287,500)
     Addition to capital from issuance stock options          37,525               --
     Issuance of common and preferred stock ........         912,940        2,074,437
                                                         -----------      -----------
Net Cash Provided by Financing Activities ..........       1,257,228        1,862,937
Net (Decrease) in Cash .............................          (4,722)         (11,474)
Cash at Beginning of Period ........................           9,976           15,229
                                                         -----------      -----------
Cash at End of Period ..............................     $     5,254      $     3,755
                                                         ===========      ===========

                 See notes to consolidated financial statements

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of Organization

         Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

         On June 24, 1997, the Company extended a stock exchange offer to the shareholders of Magnitude, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. At the time of this submission, holders of 99.4% of Magnitude, Inc. common stock have tendered their shares. The remaining Magnitude, Inc. shareholders hold a minority interest which is valued at $0. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc. The operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc.

    Basis of Presentation

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required for annual financial statements. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's annual report on Form 10-KSB for the year ended December 31, 2002 and its quarterly reports on Form 10-QSB for the quarters ended March 31, 2003 and June 30, 2003.

         In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 2003, the results of operations for the three and nine months ended September 30, 2003 and 2002, and the cash flows for the nine months ended September 30, 2003 and 2002, have been included.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Principles of Consolidation

         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiary Magnitude, Inc. All significant inter-company balances and transactions have been eliminated.

     Inventories

         Inventory consists of finished goods that are stated at the lower of cost (determined by the first-in, first out method) or market.

     Depreciation and Amortization

         Property and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight-line method over the estimated useful lives of such assets between 3-10 years. Maintenance and repairs are charged to operations as incurred. Software assets are amortized on the straight-line method over 10 years. Software assets are capitalized at the fair value of stock exchanged/granted upon acquisition and are amortized on the straight-line method on a product-by-product basis over the estimated economic life of the products which has been determined to be 10 years.

     Securities Issued for Services

         The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Income Taxes

         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal deferred tax asset.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Net Loss Per Share

         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share" is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition

         The Company's revenue recognition policy for software sales is in accordance with Accounting Statement of Position 97-2. Revenue is recognized at the time of licensing provided that the resulting receivable position is deemed probable of collection and is fixed or determinable. Revenue from software maintenance contracts is recognized ratably as earned. Where a sales contract includes multiple elements, revenues are allocated to the various elements based on Company-specific objective evidence of fair value, regardless of any separate prices for each element that may be stated within the contract.

     Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOING CONCERN

     The ability of the Company to continue its operations is dependent on increasing sales and obtaining additional capital and financing. In their report for the fiscal year ended December 31, 2002, our auditors had expressed an opinion that, as a result of the losses incurred and the relative lack of working capital, there was substantial doubt regarding our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. During the last two years and the first three quarters in 2003 the Company has relied on the private placement of its common and preferred stock to fund its operations. Management's plans are to continue seeking additional working capital
     through  equity  and  debt  placements   with  private  and   institutional
     investors.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


PREPAID EXPENSES

     Prepaid expenses at the end of the quarter included a position of $25,000 representing the unamortized portion of part of the Company's chief executive officer's base salary for the remainder of the current year which was prepaid in January 2003 in the form of restricted common stock, in lieu of cash (see "Related Party Transactions"). Also included was approximately $45,000 representing the value of restricted stock issued to certain consultants for services to be rendered in the near future.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

     The Company maintains cash balances in a financial institution which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

     The Company provides credit in the normal course of business to customers located throughout the U.S. and overseas. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 2003:


          Equipment                                           $130,237
          Furniture and fixtures                                72,230
                                                              --------
                                                               202,467

          Less accumulated depreciation .                      191,010
                                                              --------

                                    Total                     $ 11,457
                                                              ========

Depreciation expense charged to operations was $18,039 in the first nine months of 2003 and $36,593 in the first nine months of 2002.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at September 30, 2003:

          Accounts payable                                        $577,207

          Accrued interest                                          79,945

          Accrued commissions                                        7,397

          Accrued salaries, bonuses, vacations, payroll taxes       95,718

          Accrued professional fees                                 80,424

          Miscellaneous accruals                                    12,161
                                                                  --------

                                Total                             $852,852
                                                                  ========

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


DEFERRED REVENUES

     Deferred revenues at September 30, 2003, consist of prepaid software maintenance and support charges which are amortized ratably over the remaining duration of the underlying maintenance agreements.

LOANS AND NOTES PAYABLE
     At September 30, 2003,  Magnitude,  Inc. and the Company had borrowings  under short term loan agreements with the following terms and conditions:

         On  December  4, 1996,  Magnitude,  Inc.  repurchased  500,000  shares of its common  stock and retired same against issuance of a promissory note maturing twelve months  thereafter  accruing interest at 5% per annum and due December 4, 1998.  This note is overdue at September  30, 2003 and no demand for payment has been made.
                                                                                                           $       75,000

     At  December  31,  1999 the  Company had  $1,475,000  of notes  outstanding related to a June 1995 private placement  offering.  During 2000 the holders of $1,450,000 worth of notes  agreed to accept  partial  repayment  of  approximately  30% of the note  balances and converted the remaining  balances into common shares or convertible  preferred shares. The total
         amount of non-converted  notes outstanding at September 30, 2003 is $25,000.  Attempts to locate           25,000
         the holder of this note, to settle this liability, have been unsuccessful. 25,000

     Cash advances by two directors and officers of the Company, payable on demand,  carrying interest
         at the rate of 10% per annum.                                                                             149,000

     Notedated April 25, 2003,  due December  31,  2003,  for $57,000,  carrying interest  at the rate of 15% per annum.  Note is  secured  by  accounts receivables  and carries a provision  for  earlier  repayment  from the
         proceeds of receivables collections or other fund receipts.                                                57,000

     Notedated June 2, 2003,  due  December  2, 2003,  issued to a relative of a
         director and carrying interest at the rate of 10% per annum.                                               53,763

     Total                                                                                                   $     359,763
                                                                                                             --------------

LONG TERM DEBT

    Long-term debt as of September 30, 2003, is comprised of the following:

        Pursuant to the  February 2, 1998,  Agreement  and Plan of Merger  with Rolina  Corporation,  the
        Company had issued  155,556  shares (the "Shares") of its common stock to the principal of Rolina
        Corporation who currently serves as the Company's Chief Executive Officer and Board Chairman, and
        had  issued a Put  Option for such  Shares at a price of $2.41 per share in  accordance  with the provisions  contained  therein,  with notice for exercise  eligible to be given at any time after
        February 1, 2000, and before 5:00 p.m. on the 90th day  thereafter.  This liability was converted into a Company  obligation  for $274,890  maturing  March 31, 2002 and a demand loan for $100,000 both  carrying  interest  at the rate of 7% per  year,  subsequently  increased  to 10%,  payable monthly.  The demand  portion of this note was repaid in April 2002 and the due date for $274,890 of the remaining balance was extended to July 1, 2003.  Subsequently,  the maturity of the unpaid balance was changed to a portion of $74,890 payable on demand,  a portion of $100,000 due on July
        1, 2004, and a portion of $200,000 due on January 1, 2005.  The obligation  includes an option to the holder for conversion of the outstanding  principal into shares of the Company's common stock
        at the rate of $0.10 per share.                                                                    $      274,890

        Discounted present value of a non-interest  bearing $70,000 settlement with a former investor of
        Magnitude,  Inc. to be paid in monthly  payments  commencing July 1, 1997. The imputed  interest
        rate used to discount the note is 8% per annum. This obligation is in default.                              33,529

                                                                                                           ---------------
             Total                                                                                                 308,419

             Less current maturities                                                                               208,419
                                                                                                           ---------------

             Long-term debt, net of current maturities                                                     $       100,000
                                                                                                           ===============

  INCOME TAXES

     At December 31, 2002, the Company had net operating loss carry-forwards approximating $19,300,000 for federal income tax purposes which expire between the years 2007 and 2022 and are subject to certain annual limitations. At December 31, 2002, the Company has available approximately $7,800,000 of net operating losses to carry-forward and which may be used to reduce future state taxable income which expire December 31, 2009.

     The Company's total deferred tax asset and valuation allowance at December 31, 2002 are as follows:

          Total deferred tax asset, non-current     $6,700,000
          Less valuation allowance                   6,700,000
                                                    ----------
          Net deferred tax asset                    $       --
                                                    ==========

COMMITMENTS AND CONTINGENCIES

   Lease Agreement

     On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expires on March 31, 2005 and requires monthly payments of $6,500 from April 15, 2000 through March 31, 2002; of $6,695 thereafter through March 31, 2003; of $6,896 thereafter through March 31, 2004; and of $7,103 thereafter through March 31, 2005. In August 2002 the Company subleased additional office space at this location commencing September 1, 2002 and expiring December 31, 2003. The sublease requires monthly payments of $1,955 throughout the sublease term.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


COMMITMENTS AND CONTINGENCIES, continued

     Under the lease agreements, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

          Year Ending December 31,
          ------------------------
                  2003                                $    105,609
                  2004                                      84,615
                  2005                                      21,309
                                                      -------------
                  Total                               $    211,533
                                                      =============

  Employment Agreements

     The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

     In January 2003, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2003 into restricted common stock in lieu of cash at the rate of $0.10 per share, for a total amount of $100,000.

     During the first quarter in 2003, an outside director of the Company was awarded a stock grant for 200,000 restricted common shares, for services rendered. The same director converted $20,500 in accrued expenses incurred on behalf of the Company, into 205,000 restricted shares.

     During the first quarter in 2003, the Company's President and Chief Executive Officer and an outside director of the Company extended cash advances to the Company, totaling $92,500, repayable on demand and carrying interest at the rate of 10% per annum.

     During the second quarter in 2003, an outside director of the Company was awarded a stock grant for 163,500 restricted common shares, for services rendered.

     During the second quarter in 2003, the Company's President and Chief Executive Officer and an outside director of the Company extended cash advances to the Company, totaling $151,500, repayable on demand and carrying interest at the rate of 10% per annum.

     In a meeting of the board of directors of the Company on May 29, 2003, in consideration of the Company's President's role in augmenting available working capital through salary conversion and direct cash loans, the board approved a reduction in the exercise price of stock options for a total 4,147,917 shares issued to him, from prices ranging from $0.50 to $1.00, to $0.10 per share.

                                 [LETTERHEAD OF
                      ROSENBERG RICH BAKER BERMAN & Company
                   380 Foothill Road, Bridgewater, New Jersey]


                          Independent Auditors' Report


To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2001 and the consolidated results of their operations and their cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
March 27, 2003,

              Magnitude Information Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                December 31, 2002

                    Assets
Current Assets
          Cash                                                                                          $      9,976
          Accounts receivable, net of allowance for doubtful accounts of $463                                 45,793
          Inventory                                                                                           26,947
          Miscellaneous receivables                                                                            3,729
          Prepaid expenses                                                                                    13,616
                                                                                                        ------------
                   Total Current Assets                                                                      100,061

Property, plant and equipment, net of accumulated depreciation of $245,118                                    26,116
Software, net of accumulated amortization of $729,419                                                        777,871
Deposits                                                                                                      23,784
                                                                                                        ------------
                   Total Assets                                                                              927,832
                                                                                                        ============
                   Liabilities and Stockholders' Equity (Impairment)
Current Liabilities
          Accounts payable and accrued expenses                                                              545,974
          Deferred revenues                                                                                   15,245
          Deferred rental obligation                                                                           6,195
          Dividends payable                                                                                  249,331
          Loans payable                                                                                      100,000
          Notes payable                                                                                       25,000
          Deposits                                                                                            14,075
          Current maturities of long-term debt                                                               108,419
          Current maturities of capitalized lease obligations                                                    511
                                                                                                        ------------
                   Total Current Liabilities                                                               1,064,750
Long term debt, less current portion                                                                         200,000
                                                                                                        ------------
                   Total Liabilities                                                                       1,264,750

Commitments and Contingencies                                                                                     --

Stockholders' Equity (Impairment)
            Preferred Stock, $.001 par value, non-voting, 3,000,000 shares authorized; 195,968
                shares issued and outstanding                                                                    196
            Common stock, $.0001 par value, 100,000,000 shares authorized; 56,395,817 shares issued
                and outstanding                                                                                5,640
            Stock subscriptions receivable                                                                    (3,297)
            Additional paid in capital                                                                    20,902,010
            Accumulated deficit                                                                          (21,241,467)
                                                                                                        ------------
                    Total Stockholders' Equity (Impairment)                                                 (336,918)
                                                                                                        ------------
                    Total Liabilities and Stockholders' Equity (Impairment)                             $    927,832
                                                                                                        ============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Operations

                                                      Year Ended December 31,
                                                  ------------------------------
                                                      2002              2001
                                                  ------------      ------------
Net Sales
      Hardware Products                           $         --      $         --
      Software                                         369,443           374,839
                                                  ------------      ------------
            Total Net Sales                            369,443           374,839
                                                  ------------      ------------

Cost of Good Sold
      Hardware Products                                    603               521
      Software                                         161,267           158,745
                                                  ------------      ------------
            Total Cost of Goods Sold                   161,870           159,266
                                                  ------------      ------------

Gross Profit                                           207,573           215,573
                                                  ------------      ------------
Research and development costs                          64,847            13,561
Selling, general and administrative expenses         2,990,716         3,518,094
                                                  ------------      ------------

Loss From Operations                                (2,847,990)       (3,316,082)
                                                  ------------      ------------

Other Income (Expense)
      Miscellaneous income                              75,719            28,923
      Interest income                                    2,820               103
      Interest expense                                 (48,946)          (80,875)
      Loss on disposition of assets                    (27,740)               --
                                                  ------------      ------------

            Total Other Income (Expense)                 1,853           (51,849)
                                                  ------------      ------------
                                                    (2,846,137)       (3,367,931)
Loss Before Provision for Income Taxes

Benefit from Income Taxes                              203,464            93,461
                                                  ------------      ------------
Net Loss                                          $ (2,642,673)     $ (3,274,470)

Dividends on Preferred Shares                     $   (120,431)     $   (189,353)
                                                  ------------      ------------

Net Loss Applicable to Common Shareholders        $ (2,763,104)     $ (3,463,823)
                                                  ============      ============

Net Loss Per Common Share                                (0.06)            (0.16)
                                                  ============      ============

Weighted Average of Common Shares Outstanding       44,509,412        21,466,050
                                                  ============      ============


See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 2002 and 2001


                                                                  Convertible                       Cumulative
                                                                Preferred Shares                  Preferred Shares
                                                          ----------------------------     -----------------------------
                                                             Shares          Amount            Shares         Amount
                                                          ----------      ------------     -----------     -------------
            Balances, January 1, 2001                        524,337      $        524            1        $         --
    Issuance of convertible preferred stock
    pursuant to private equity placement                      16,112                16            -                  --
    Conversion of convertible preferred stock
    into common stock                                       (325,592)             (325)           -                  --
    Issuance of common stock for accrued
    dividends                                                     --                --            -                  --
    Issuance of common stock for accrued
    interest                                                      --                --            -                  --
    Issuance of common stock pursuant to
    conversion of debt                                            --                --            -                  --
    Issuance of common stock pursuant to
    exercise of options                                           --                --            -                  --
    Issuance of common stock pursuant to
    exercise of warrants                                          --                --            -                  --
    Issuance of common stock pursuant to
    private equity placements                                     --                --            -                  --
    Issuance of common stock granted for
    private placement finders' fees                               --                --            -                  --
    Issuance of common stock pursuant to
    conversion of accounts payable                                --                --            -                  --
    Issuance of common stock for services
    performed                                                     --                --            -                  --

    Net loss, year ended December 31, 2001                        --                --            -                  --
    Dividends on convertible preferred stock                      --                --            -                  --
                                                        ------------      ------------   ----------        ------------

            Balances, December 31, 2001                      214,857      $        215            1        $         --
                                                        ============      ============   ==========        ============


                                                                                                                          Total
                                                                                  Additional                          Stockholders'
                                                                                    Paid in         Accumulated           Equity
                                                          Common Stock              Capital            Deficit           (Deficit)
                                                  ----------------------------    ------------      ------------      ------------
                                                    Shares           Amount
                                                  ----------     ------------     ------------      ------------      ------------
            Balances, January 1, 2001             16,525,240     $      1,652     $ 15,881,897      $(15,014,540)     $    869,533
    Issuance of convertible preferred stock
    pursuant to private equity placement                  --               --          144,988                --           145,004
    Conversion of convertible preferred stock
    into common stock                              3,255,920              325               --                --                --
    Issuance of common stock for accrued
    dividends                                         74,930                8           37,457                --            37,465
    Issuance of common stock for accrued
    interest                                          17,736                2            8,866                --             8,868
    Issuance of common stock pursuant to
    conversion of debt                                85,333                9           39,991                --            40,000
    Issuance of common stock pursuant to
    exercise of options                              200,000               20           49,980                --            50,000
    Issuance of common stock pursuant to
    exercise of warrants                           1,517,500              152          330,282                --           330,434
    Issuance of common stock pursuant to
    private equity placements                      3,662,611              366        1,429,024                --         1,429,390
    Issuance of common stock granted for
    private placement finders' fees                   52,230                5               (5)               --                --
    Issuance of common stock pursuant to
    conversion of accounts payable                   226,817               23           78,769                --            78,792
    Issuance of common stock for services
    performed                                         93,086                9           32,699                --            32,708

    Net loss, year ended December 31, 2001                --               --               --        (3,274,470)       (3,274,470)
    Dividends on convertible preferred stock              --               --               --          (189,353)         (189,353)
                                                ------------     ------------     ------------      ------------      ------------

            Balances, December 31, 2001           25,711,403     $      2,571     $ 18,033,948      $(18,478,363)     $   (441,629)
                                                ============     ============     ============      ============      ============

See notes to the consolidated financial statements

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 2002 and 2001

                                                                      Convertible                     Cumulative
                                                                   Preferred Shares                Preferred Shares
                                                            ------------------------------   ---------------------------
                                                                Shares           Amount        Shares         Amount
                                                            ---------------   ------------   ----------   --------------
            Balances, January 1, 2002                              214,857    $       215            1    $           -
   Conversion of convertible preferred stock
   into common stock                                              (18,889)           (19)            -                -
   Issuance of common stock for accrued dividends                        -              -            -                -
   Issuance of common stock for stock awards                             -              -            -                -
   Issuance of options for outside services                              -              -            -                -
   Issuance of common stock pursuant to exercise
   of options                                                            -              -            -                -
   Issuance of common stock pursuant to exercise
   of warrants                                                           -              -            -                -
   Issuance of common stock pursuant to private
   equity placements                                                     -              -            -                -
   Issuance of common stock granted for private
   placement finders' fees                                               -              -            -                -
   Issuance of common stock pursuant to
   conversion of accounts payable                                        -              -            -                -
   Issuance of common stock for services
   performed                                                             -              -            -                -
   Issuance of common stock for compensation                             -              -            -                -
   Net loss, year ended December 31, 2002                                -              -            -                -
   Dividends on convertible preferred stock                              -              -            -                -
                                                            ---------------   ------------   ----------   --------------
            Balances, December 31, 2002                            195,968    $       196            1    $           -
                                                            ===============   ============   ==========   ==============

                                                                                                    Stock
                                                                                                Subscriptions         Additional
                                                                   Common Stock                   Receivable       Paid in Capital
                                                         ----------------------------------    ---------------    ----------------
                                                              Shares             Amount
                                                         ----------------   ---------------    ---------------    ----------------
            Balances, January 1, 2002                         25,711,403    $        2,571     $            -     $    18,033,948
   Conversion of convertible preferred stock
   into common stock                                             188,890                19                  -                   -
   Issuance of common stock for accrued dividends                353,854                36                  -              35,350
   Issuance of common stock for stock awards                   2,200,000               220                  -             136,380
   Issuance of options for outside services                            -                 -                  -              56,771
   Issuance of common stock pursuant to exercise
   of options                                                    262,500                26                  -              25,974
   Issuance of common stock pursuant to exercise
   of warrants                                                 4,432,308               443                  -             438,565
   Issuance of common stock pursuant to private
   equity placements                                          19,651,500             1,965            (3,297)           1,857,065
   Issuance of common stock granted for private
   placement finders' fees                                       226,000                23                  -               6,027
   Issuance of common stock pursuant to
   conversion of accounts payable                                525,738                53                  -              52,521
   Issuance of common stock for services
   performed                                                   1,532,183               153                  -             133,255
   Issuance of common stock for compensation                   1,311,441               131                  -             126,154
   Net loss, year ended December 31, 2002                              -                 -                  -                   -
   Dividends on convertible preferred stock                            -                 -                  -                   -
                                                         ----------------   ---------------    ---------------    ----------------
            Balances, December 31, 2002                       56,395,817    $        5,640     $      (3,297)     $    20,902,010
                                                         ================   ===============    ===============    ================

                                                                                    Total
                                                             Accumulated         Stockholders'
                                                               Deficit         Equity (Deficit)
                                                         ------------------   ------------------

                                                         ------------------   ------------------
            Balances, January 1, 2002                    $    (18,478,363)    $       (441,629)
   Conversion of convertible preferred stock
   into common stock                                                     -                    -
   Issuance of common stock for accrued dividends                        -               35,386
   Issuance of common stock for stock awards                             -              136,600
   Issuance of options for outside services                              -               56,771
   Issuance of common stock pursuant to exercise
   of options                                                            -               26,000
   Issuance of common stock pursuant to exercise
   of warrants                                                           -              439,008
   Issuance of common stock pursuant to private
   equity placements                                                     -            1,855,733
   Issuance of common stock granted for private
   placement finders' fees                                               -                6,050
   Issuance of common stock pursuant to
   conversion of accounts payable                                        -               52,574
   Issuance of common stock for services
   performed                                                             -              133,408
   Issuance of common stock for compensation                             -              126,285
   Net loss, year ended December 31, 2002                      (2,642,673)          (2,642,673)
   Dividends on convertible preferred stock                      (120,431)            (120,431)
                                                         ------------------   ------------------
            Balances, December 31, 2002                  $    (21,241,467)    $       (336,918)
                                                         ==================   ==================


See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                              Year Ended December 31,
                                                                           ----------------------------
                                                                              2002              2001
                                                                           -----------      -----------
Cash Flows From Operating Activities
      Net Loss                                                             $(2,642,673)     $(3,274,470)
      Adjustments to Reconcile Net Loss to Net Cash Used by Operations
            Depreciation and amortization                                      205,373          203,848
            Common stock/options issued for various expenses                   454,896           32,708
            Loss on disposition of assets                                        2,741               --
            Bad debt provision (recovery)                                       20,029          (35,821)
            Forgiveness of debt                                                 75,719          (28,923)
      Decreases (Increases) in Assets
            Accounts receivable                                                233,578          120,624
            Miscellaneous receivables                                            4,471           10,795
            Inventories                                                        (26,947)              --
            Deferred tax asset                                                      --          122,044
            Prepaid expenses                                                    31,155          315,764
            Other assets                                                        (1,955)           2,600
      Increases (Decreases) in Liabilities
            Accounts payable and accrued expenses                             (209,446)         331,856
            Deferred revenue                                                  (220,675)         207,522
            Deferred rental obligation                                           1,050            5,145
            Deposits payable                                                    14,075               --
                                                                           -----------      -----------
                  Net Cash Used by Operating Activities                     (2,058,609)      (1,986,308)
                                                                           -----------      -----------

Cash Flows From Investing Activities
      Purchases of equipment, fixtures, and software                           (13,195)            (945)
      Collections of loans                                                      14,469               --
                                                                           -----------      -----------
            Net Cash Provided  (Used) by Investing Activities                    1,274             (945)
                                                                           -----------      -----------

Cash Flows From Financing Activities
      Repayment of note payable                                               (100,000)         (40,000)
      Repayment of capital lease obligations                                    (7,956)          (5,091)
      Proceeds from loans payable                                               25,000          107,500
      Repayment of loans payable                                              (142,500)              --
      Proceeds from officer loans                                                8,231
      Dividends paid                                                                --          (14,003)
      Proceeds from issuance of common and preferred stock                   2,277,538        1,908,144
                                                                           -----------      -----------
            Net Cash Provided by Financing Activities                        2,052,082        1,964,781
                                                                           -----------      -----------
Net decrease in Cash                                                            (5,253)         (22,472)
Cash at beginning of period                                                     15,229           37,701
                                                                           -----------      -----------
Cash at end of period                                                      $     9,976      $    15,229
                                                                           ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Interest Paid                                                           $    35,418      $    26,836
                                                                           ===========      ===========
   Taxes Paid                                                              $     1,080      $     5,521
                                                                           ===========      ===========


See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows

                                                                                                         Year Ended December 31,
                                                                                                         ----------------------
                                                                                                           2002          2001
                                                                                                         ---------     --------
Schedule of non-cash investing and financing activities

In connection with consideration for current goods/services, 5,026,124  common shares were issued        $398,125
                                                                                                         ========
In connection with consideration for past services, 526,849 common  shares were issued                   $ 52,685
                                                                                                         ========
In exchange for accrued dividends on preferred stock, 353,854 common shares
were issued                                                                                              $ 35,385
                                                                                                         ========
In connection with the retirement of accrued dividends on preferred shares,
notes and accounts payable, 463,890 common shares were issued                                            $ 46,389
                                                                                                         ========
In connection with consideration of current services, stock options for 1,079,500 shares were issued     $ 56,771
                                                                                                         ========
In exchange for prepaid rent, 78,000 common shares were issued                                           $  4,218
                                                                                                         ========
In exchange for accrued dividends on preferred stock, 74,930 common                                                    $ 37,465
shares were issued
                                                                                                                       ========
In exchange for accrued interest in a promissory note, 17,736 common
shares were issued                                                                                                     $  8,868
                                                                                                                       ========
In connection with the retirement of a portion of a promissory note,
85,333 common shares were issued                                                                                       $ 40,000
                                                                                                                       ========
In connection with the exercise of warrants against accrued dividends on
preferred shares, 250,000 common shares were issued                                                                    $ 46,684
                                                                                                                       ========
In connection with the issuance of common stock, 226,817 common
shares were issued as consideration for past services                                                                  $ 78,792
                                                                                                                       ========
In connection with the issuance of common stock, 93,086 shares were issued
as consideration for current year services                                                                             $ 32,708
                                                                                                                       ========

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Organization

          Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

          The Company and Magnitude, Inc. are as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc. The 1% of Magnitude, Inc. not owned by the Company constitutes a minority interest which is valued at $0.

          On January 15, 2000, the Company acquired all of the issued and outstanding capital stock of Cornell Ergonomics, Inc. (Cornell) and Internet Ergonomics Technologies Corp. (IET), privately held Delaware Corporations, whose only property was comprised of certain proprietary ergonomic software modules, in exchange for the Company's common stock. These modules were subsequently transferred to the Company. The Company is currently in the process of dissolving both Cornell and IET.

          The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoManagerTM which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

          Magnitude Inc.'s wholly owned subsidiary, Corporate Ergonomic Solutions, Inc. (Ergonomics) was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1998, was formed primarily to market Magnitude's hardware product line which has since been disposed of. Prior to that, its operations had not been significant. It's operations during 1999 and 2000 have not been significant. Ergonomics was dissolved on January 29, 2001.

      Principles of Consolidation

          The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiaries, Magnitude, Inc. and Corporate Ergonomic Solutions, Inc. All significant intercompany balances and transactions have been eliminated.

      Depreciation

          Property, plant and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

      Inventory

          Inventory is stated at the lower of cost (first in, first out) or market value and consists primarily of packaged software.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

      Amortization

          Software   assets  are   capitalized   at  the  fair  value  of  stock
          exchanged/granted upon acquisition and are amortized on the straight line method on a product-by-product basis over the estimated economic life of the products which has been determined to be 10 years.

      Advertising Costs

          Advertising costs are charged to operations when incurred. Advertising expense was $6,065 and $166,767 for the years ended December 31, 2002 and 2001, respectively.

      Evaluation of Long Lived Assets

          Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefitsof long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

    Securities Issued for Services

          The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

    Income Taxes

          The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2002.

    Net Loss Per Share

          Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

    Revenue Recognition

         The Company's revenue recognition policy for software sales is in accordance with Accounting Statement of Position 97-2. Revenue is recognized  at the  time  of  licensing  provided  that  the  resulting receivable is deemed probable of collection and is fixed or determinable. Revenue from software maintenance contracts is recognized ratably as

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

          earned. When a sales contract includes multiple elements, revenues are allocated to the various elements based on Company - specific objective evidence of fair value, regardless of any separate prices for each element that may be stated within the contract.

      Use of Estimates

          The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOING CONCERN

    As shown in the accompanying financial statements, the Company incurred net losses of $2,642,673 and $3,274,470 during the years ended December 31, 2002 and 2001, respectively. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management's plans are to continue discussions with several potential investors to obtain additional capital in order to alleviate the situation.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

    The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

    The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following at December 31, 2002:

          Equipment                                           $149,934
          Furniture and fixtures                                75,530
          Leasehold improvements                                45,770
                                                              --------
                                                               271,234

          Less accumulated depreciation                        245,118
                                                              --------
                                                              $ 26,116
                                                              ========


    Depreciation expense charged to operations was $49,454 and $47,930 in 2002 and 2001, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consisted of the following at December 31, 2002:

          Accounts payable                                    $284,889
          Accrued interest                                      53,923
          Accrued commissions                                   29,132
          Accrued professional fees                             83,118
          Accrued taxes                                            337
          Accrued payroll                                       91,635
          Miscellaneous accruals                                 2,940
                                                              --------
                                                              $545,974
                                                              ========

LOANS PAYABLE

    The Company and Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at December 31, 2002:

    On December  4, 1996,  Magnitude,  Inc.  repurchased  500,000  shares of its common stock and retired same against issuance of a promissory note maturing twelve months thereafter  accruing interest at 5% per annum and due December
    4, 1998. This note is overdue at December 31, 2002 and no demand for payment
    has been made.                                                                   $  75,000

    Note dated December 31, 2002 due in full March 31, 2003 carrying interest at the rate of 10% per annum along with a $1,000  origination fee. Note carries an option to convert the entire principal  balance into restricted shares of the  Company  at $.10 per  share.  This  note is  secured  by the  Company's
    accounts receivable.                                                                25,000
                                                                                    ----------

            Total                                                                   $  100,000
                                                                                    ==========

NOTES PAYABLE

    At December 31, 1999 the Company had $1,475,000 of notes outstanding related to a June 1995  private  placement  offering.  During  2000 the  holders  of
    $1,450,000   worth  of  notes   agreed  to  accept   partial   repayment  of
    approximately 30% of the note balances and converted the remaining  balances into common  shares or  convertible  preferred  shares.  The total amount of nonconverted notes outstanding at December 31, 2002 is $25,000.  Attempts to locate  the  holder  of this  note,  to  settle  this  liability,  have been
    unsuccessful.                                                                   $   25,000
                                                                                    ==========

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


LONG-TERM DEBT

       Long-term debt as of December 31, 2002 is comprised of the following:

       Pursuant  to the  February  2, 1998,  Agreement  and Plan of Merger  with
       Rolina Corporation,  the Company had issued 155,556 shares (the "Shares")
       of its common stock to the principal of Rolina  Corporation who currently serves as the Company's Chief Executive  Officer and Board Chairman,  and
       had issued a Put Option for such  Shares at a price of $2.41 per share in accordance  with  the  provisions  contained  therein,  with  notice  for exercise  eligible to be given at any time after  February  1, 2000,  and before 5:00 p.m. on the 90th day thereafter. This liability was converted into a Company  obligation  for  $274,890  maturing  March 31, 2002 and a demand loan for  $100,000  both  carrying  interest at the rate of 7% per year payable monthly. The demand portion of this note was repaid in April
       2002 and the due date for $274,890 of the remaining  balance was extended to July 1, 2003.  Subsequently,  the  maturity of the unpaid  balance was changed  to a portion of  $74,890  payable  on  demand,  and a portion of
       $200,000  due and  payable on July 1, 2004.  The  obligation  includes an option to the holder for  conversion of the  outstanding  principal  into
       shares of the Company's common stock at the rate of $0.10 per share.                   $ 274,890

       Discounted  present value of a non-interest  bearing  $70,000  settlement with a former investor of Magnitude,  Inc. to be paid in 24 equal monthly payments  commencing  July 1, 1997.  The  imputed  interest  rate used to
       discount the note is 8% per annum. This obligation is in default.                         33,529
                                                                                              ---------
            Total                                                                               308,419
                 Less current maturities                                                        108,419
                                                                                              ---------
                 Long-term debt, net of current maturities                                    $ 200,000
                                                                                              =========


CAPITALIZED LEASE OBLIGATIONS

       The Company leases office equipment under non-cancelable capital lease agreements expiring in October 2002. The capital lease obligations have been recorded at the present value of future minimum lease payments, discounted at an interest rate of 7.00%. The capitalized cost of equipment at December 31, 2002 amounted to $2,198 net of accumulated depreciation of $24,178.

       The following is a schedule of minimum lease payments due under capital leases at December 31, 2002:

            Year Ending December 31,
            2003                                                                 $    514
                                                                                 ---------
            Total minimum capital lease payments                                      514
            Less amounts representing interest                                        (3)
                                                                                 ---------
            Present value of net minimum capital lease payments                       511
            Less current maturities of capital lease obligations                    (511)
                                                                                 ---------
            Obligations under capital leases, excluding current maturities       $      -
                                                                                 =========

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

DEFERRED REVENUES

       Deferred revenues at December 31, 2002, amounted to $15,245 related to prepaid software maintenance and support charges which are amortized ratably over the duration of the underlying maintenance agreements.

PREFERRED STOCK

       Preferred stock is non-voting, $.001 par value per share with 3,000,000 shares authorized. Cumulative Preferred Stock has 2,500 shares designated of which 1 share is issued and outstanding. The total Cumulative Preferred Stock at December 31, 2002 is $0 with a liquidation price of $100,000. As of December 31, 2002, there was $9,000 of cumulative preferred dividends in arrears representing $9,000 per cumulative preferred share.

       Series A of the Senior Convertible Preferred Stock series which was issued in 2000 has 300,000 shares designated, 29,300 shares issued and outstanding. The total outstanding Series A Senior Convertible Preferred Stock at December 31, 2002 is $29 with a liquidation price of $146,500. The following is a description of the Series A convertible preferred stock:

       (1) The holders of said shares of Series A Senior Preferred shall be entitled to receive cumulative dividends at the rate of seven percent (7%) per annum during the first annual period after issuance, increasing by increments of one half of one percent for every year thereafter until the rate reaches ten percent (10%) per annum at which time it will remain at 10% payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series A Senior Preferred. The dividends on the Series A Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series A Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

       (2) The Series A Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series B, C and D Senior Convertible Preferred Stock.

       (3) In the event of any liquidation, of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of Five ($5.00) dollars for each share of Series A Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series B, C and D Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


PREFERRED STOCK - (Continued)

       (4) The Company shall have the right to redeem pro rata any or all of its Series A Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series A Senior Preferred held by such holder plus a "call premium" of 15% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

       (5) Each share of Series A Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into such number (the "Conversion Ratio") of shares of the Common Stock of the Company as arrived at by dividing the Liquidation Price by one hundred fifty (150) percent of the market price of the Common Stock of the Corporation ("Market Price") on the earlier of the dates such share of Series A Senior Preferred is subscribed for or issued (the "Effective Date").

              As of  December  31,  2002  there  were  $22,219  Series  A Senior
              Convertible   Preferred   share   dividends   accrued  and  unpaid
              representing $0.76 per share.

Series B of the Senior Convertible Preferred Stock series which was issued in 2000 has 350,000 shares designated, no shares issued and outstanding. The total outstanding Series B Senior Convertible Preferred Stock at December 31, 2002 is $0. The following is a description of the Series B Senior Convertible Stock:

       (1) The holders of said shares of Series B Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series B Senior Preferred. The dividends on the Series B Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series B Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

       (2) The Series B Senior Preferred shall, with respect to dividend rights and liquidation rights, rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, C and D Senior Convertible Preferred Stock.

       (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or providing for payment of the debts and other liabilities of the Company, the holders of the Series B Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) dollars for each share of Series B Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, C and D Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


PREFERRED STOCK - (Continued)

       (4) The Company shall have the right to redeem pro rata any or all of its Series B Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption of the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series B Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

       (5) Eachshare of Series B Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series B Senior Preferred.

              As of December 31, 2002 there were no Series B Senior Convertible Preferred share dividends accrued and unpaid.

       Series C of the Senior Convertible Preferred Stock series which was issued in 2000 has 120,000 shares designated, 100,000 shares issued and outstanding. The total outstanding Series C Senior Convertible Preferred Stock at December 31, 2002 is $100 with a liquidation price of $900,000. The following is a description of the Series C Senior Convertible Stock:

       (1) The holders of said shares of Series C Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable monthly, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price (as hereinafter defined) of each share of the Series C Senior Preferred. The dividends on the Series C Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series C Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

       (2) The Series C Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, B and D Senior Convertible Preferred Stock.

       (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series C Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) dollars for each share of Series C Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B and D Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


PREFERRED STOCK - (Continued)

       (4) The Company shall have the right to redeem pro rata any or all of its Series C Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series C Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

       (5) Each share of Series C Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten
              (10) shares of Common Stock for 1 share of Series C Senior Preferred.

              As of  December  31,  2002  there  were  $126,000  Series C Senior
              Convertible   Preferred   share   dividends   accrued  and  unpaid
              representing $1.26 per share.

       Series D of the Senior Convertible Preferred Stock series which was issued in 2000 has 500,000 shares designated, 66,668 shares issued and outstanding. The total outstanding Series D Senior Convertible Preferred Stock at December 31, 2002 is $67 with a liquidation price of $600,012. The following is a description of the Series D Senior Convertible Stock:

       (1) The holders of said shares of Series D Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Stated Value (the "Stated Value"), which Stated Value shall be noted on the certificate issued to the holder, of each share of the Series D Senior Preferred. The dividends on the Series D Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series D Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

       (2) The Series D Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, B and C Senior Convertible Preferred Stock.

       (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series D Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, an amount equal to the Stated Value of each share of Series D Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

       (4) The Company shall have the right to redeem pro rata any or all of its Series D Senior Preferred issued and outstanding at anytime, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


PREFERRED STOCK - (Continued)

              outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Stated Value for each share of Series D Senior Preferred held by such holder plus a "call premium" of 10% of the Stated Value, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

       (5) Each share of Series D Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the corporation on the basis of ten(10) shares of Common Stock for 1 share of Series D Senior Preferred.

       As of December 31, 2002 there were $92,112 Series D Senior Convertible Preferred share dividends accrued and unpaid representing $1.38 per share.

       At the time each Convertible Preferred Stock Series was issued, the respective conversion features were in excess of the then market value of the Company's common stock.

INCOME TAXES

       The income tax provision (benefit) is comprised of the following:

                                                 Year Ended December 31,
                                                 -----------------------
                                                    2002         2001
                                                 ---------      --------
          State current provision (benefit)      $(203,464)     $(93,461)
          State deferred provision (benefit)            --            --
                                                 ---------      --------
                                                 $(203,464)     $(93,461)
                                                 =========      ========

       In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits) to corporate taxpayers in New Jersey. During 2000 and 2001, the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. The total tax benefit of this transaction was $210,598 in 2002 and $93,461 in 2001.

       The Company's total deferred tax asset and valuation allowance are as follows:

                                                           December 31,
                                                       2002             2001
                                                   -----------      -----------
          Total deferred tax asset, noncurrent     $ 6,700,000      $ 6,900,000
          Less valuation allowance                  (6,700,000)      (6,900,000)
                                                   -----------      -----------
          Net deferred tax asset, noncurrent       $        --      $        --
                                                   ===========      ===========


       The differences between income tax benefits in the financial statements and the tax benefit computed at the combined state and U.S. Federal statutory rate of 40% are as follows:

                                                       Year Ended December 31,
                                                            2002    2001
                                                            ----    ----
          Tax benefit                                        40%     40%
          Valuation allowance                                40%     40%
                                                           -----   -----
          Effective tax rate                                 --      --
                                                           =====   =====

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


INCOME TAXES (continued)

       At December 31, 2002, the Company has available approximately $19,300,000 of net operating losses to carryforward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2022.

       At December 31, 2002, the Company has available approximately $7,800,000 of net operating losses to carryforward and which may be used to reduce future state taxable income which expire December 31, 2009.

401(k) PLAN

       The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution of which the match may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $14,715 and $22,711 for the years ended December 31, 2002 and 2001, respectively.

STOCK OPTION PLANS

       In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

       In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

       In May 2000 the Company adopted its 2000 Stock Incentive Plan ("the 2000 Plan"). The 2000 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while nonqualified options may also be granted under the Plan. The initial Plan provides for the grant of options for up to 5,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of the grant, and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a compensation committee established by the Board of Directors.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


STOCK OPTION PLANS - (Continued)

                                                                         Qualified and Non-Qualified Shares Under
                                                                             Option Pursuant to the 1997 Plan
                                                                                       December 31,
                                                                                  ----------------------
                                                                                    2002          2001
                                                                                  --------      --------
          Outstanding, beginning of year                                           857,000       913,000
          Granted during the year                                                       --            --
          Expired during the year                                                  (50,000)           --
          Forfeited during the year                                               (200,000)      (56,000)
                                                                                  --------      --------
          Outstanding, end of year (at prices ranging from $1.00 to $2.00
          per share)                                                               607,000       857,000
                                                                                  --------      --------
          Eligible, end of year for exercise (at prices ranging from $1.00 to      607,000       853,000
          $2.00 per share)
                                                                                  ========      ========


    At December 31, 2002 and 2001, the weighted average exercise price and weighted average remaining contractual life is $1.06 and $1.09 per share and 2 years 11 months and 3 years 5 months, respectively.

    At December 31, 2002, there were 393,000 shares reserved for future option grants.

                                                                                 Qualified and Non-Qualified Shares Under
                                                                                      Option Pursuant to the 2000 Plan
                                                                                                December 31,
                                                                                         --------------------------
                                                                                            2002            2001
                                                                                         ----------      ----------
          Outstanding, beginning of year                                                  2,701,109         648,000
          Granted during the year                                                           785,500       2,153,109
          Exercised during the year                                                        (303,500)             --
          Forfeited during the year                                                         (79,167)       (100,000)
          Expired during the year                                                           (50,000)             --
                                                                                         ----------      ----------
          Outstanding, end of year (at prices ranging from $0.13 to $1.33)                3,053,942       2,701,109
                                                                                         ----------      ----------
          Eligible, end of year for exercise (at prices ranging from $0.50 to $1.33)      3,043,942       2,673,609
                                                                                         ==========      ==========

    At December 31, 2002 and 2001 the weighted average exercise price and weighted average remaining contractual life is $0.76 and $0.85 per share and 3 years 2 months and 3 years 10 months, respectively.

    At December 31, 2002, there were 1,642,558 shares reserved for future option grants.

    If the Company had used the fair value based method of accounting for its employee stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost in net loss for the years ended December 31, 2002 and 2001 would have increased by $37,772 and $1,196,720, respectively, resulting in net loss of $2,680,445 and $4,471,190 net of tax, respectively, and loss per share of $.06 and $.21, respectively. The value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend, 0%; risk-free interest rate, 5%; expected volatility, 115%; and expected life (in years) of 4.4 and 8.1 in 2002 and 2001, respectively.

    Total compensation cost recognized in the income statement for stock-based employee compensation awards was $136,600 and $0 in 2002 and 2001, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


    WARRANTS

    The Company granted common stock purchase warrants between May 1, 1998 and November 26, 2001.

    At December 31, 2002, there were 7,398,164 shares eligible for exercise at prices ranging from $.50 to $5.00 per share, of which 824,000 eligible shares are callable at $2.00 per share. All warrants vested upon issuance and expire between March 15, 2003 and February 24, 2006.

COMMITMENTS AND CONTINGENCIES

    Lease Agreement

       On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expires on March 31, 2005 and requires monthly payments of $6,500 from April 15, 2000 through March 31, 2002; of $6,695 thereafter through March 31, 2003; of $6,896 thereafter through March 31, 2004; and of $7,103 thereafter through March 31, 2005. In August 2002 the Company subleased additional office space at this location commencing September 1, 2002 and expiring December 31, 2003. The sublease requires monthly payments of $1,955 throughout the sublease term.

       Under the lease agreements, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

              Year Ending December 31,
              ------------------------
                        2003                                  $  105,609
                        2004                                      84,615
                        2005                                      21,309
                                                              -----------
                        Total                                 $  211,533
                                                              ===========


    Included in general and administrative expenses is rent expense which amounted to $97,098 and $99,626 for the years ended December 31, 2002 and 2001, respectively.

    Employment Agreements

       The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

    On March 31, 2000, the Company and its President and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation, of which $100,000 was subsequently classified as due on demand with the remaining balance of $274,890 maturing July 1, 2002. Subsequently, on February 19, 2002, the maturity of the term portion of $274,890 was extended to July 2003, and the board of directors of the Company approved a change in the conversion option a rate of $0.10 per share. The demand portion of this note was repaid in April 2002 and the maturity of the unpaid balance was changed to a portion of $74,890 payable on demand, and a portion of $200,000 due and payable on July 1, 2004.

    In February 2002, the company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2002 into 1,100,000 restricted common shares in lieu of cash at the rate of $0.10 per share, for a total amount of $110,000.

    During the first quarter of 2002, three outside directors of the Company were awarded stock grants for an aggregate 700,000 restricted common shares, for services rendered.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


RELATED PARTY TRANSACTION, (Continued)

In January and February 2002, an outside director of the Company purchased common stock and exercised certain warrants for a total of 726,111 shares, at the price of $0.10 per share.

During the second quarter of 2002, an affiliate of an outside director of the Company received 25,000 newly issued restricted common shares, for services rendered.

In June 2002, an officer of the Company offered, and the Company accepted, the conversion of $15,000 liabilities into 150,000 shares of common stock.

During the third quarter of 2002, the directors and certain officers of the Company were awarded stock grants for an aggregate 1,500,000 restricted common shares, for services rendered.

In July 2002, an outside director of the Company and an affiliate exercised certain warrants for a total of 400,000 shares, at the price of $0.10 per share.

In August 2002, an outside director of the Company converted cash advances in the aggregate amount of $45,000, extended to the Company during June and July 2002, into 450,000 restricted common shares.

During the third quarter of 2002, an outside director exercised options for the purchase of 262,500 shares, at the price of $0.10 per share.

During 2002 and 2001, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $145,893 and $108,600, respectively, for legal services.

MAJOR CUSTOMERS

The Company had one major customer for the year ended December 31, 2001, which comprised 45% of total sales, and one major customer for the year ended December 31, 2002 which comprised 63% of total sales. The Company's revenue profile consists of a larger number of small transactions interspersed with very few large contracts which, if they were not to materialize, would significantly alter period revenues. This unpredictability and volatility represents a risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:

The carrying amount approximates fair value because of the short term maturity of these instruments.

Limitations

      Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                                26,040,037 Shares
                       Magnitude Information Systems, Inc.
                                  Common stock

                               ------------------
                                   PROSPECTUS
                               ------------------

                                February __, 2004

                  NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                TABLE OF CONTENTS


                                                                            Page
--------------------------------------------------------------------------------
Prospectus Summary                                                           4
---------------------------------------------------------------------------- ---
Risk Factors                                                                 7
---------------------------------------------------------------------------- ---
Where You Can Find More Information                                          13
---------------------------------------------------------------------------- ---
Use of Proceeds                                                              14
---------------------------------------------------------------------------- ---
Market for Company's Common Equity & Dividend Policy                         14
---------------------------------------------------------------------------- ---
Selling Shareholders                                                         16
---------------------------------------------------------------------------- ---
Shares Eligible for Future Sale                                              21
---------------------------------------------------------------------------- ---
Plan of Distribution                                                         22
---------------------------------------------------------------------------- ---
Legal Proceedings                                                            23
---------------------------------------------------------------------------- ---
Management                                                                   23
---------------------------------------------------------------------------- ---
Principal Shareholders                                                       29
---------------------------------------------------------------------------- ---
Description of Capital Stock                                                 30
---------------------------------------------------------------------------- ---
Business                                                                     33
---------------------------------------------------------------------------- ---
Management's Discussion and Analysis                                         42
---------------------------------------------------------------------------- ---
Certain Transactions                                                         46
---------------------------------------------------------------------------- ---
Financial Statements                                                         48
---------------------------------------------------------------------------- ---


UNTIL ________________, 2004 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

         As permitted by the Delaware General Corporation Law, Magnitude has included in its Certificate of Incorporation a provision to eliminate the personal liability of it's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of Magnitude require the Company to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and
(ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Magnitude has entered into indemnification agreements with the officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the companies, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Magnitude believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         Magnitude understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Magnitude will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

          Legal fees and expenses                               10,000.00
          Accounting fees and expenses                           1,000.00
          Printing expenses                                      2,500.00
          Miscellaneous expenses                                 1,000.00
          ---------------------------------------------------------------
                   Total                                    $   14,500.00


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

 FISCAL YEAR 2003

         During the quarter ended December 31, 2003, the Company issued the following unregistered securities:

(i) 1,350,000 shares of common stock to eight accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $73,000 in cash;

(ii) 947,500 shares of common stock to three consultants for marketing and investor relations services rendered;

(iii) 172,833 shares of common stock issued to a creditor in return for cancellation of $10,370 debt;

(iv) 2,000,000 shares of common stock to certain directors and officers of the Company, for services rendered;

(v) 130,834 shares of Series E Senior Convertible Preferred Stock, convertible into 13,083,400 shares of common stock, and stock purchase warrants for the purchase of 6,691,600 shares of common stock, exercisable during three years at $0.15 per share, to 18 accredited investors and three assignees pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $741,000 in cash;

(vi) 19,593 shares of Series E Senior Convertible Preferred Stock, convertible into 1,959,300 shares of common stock, and stock purchase warrants for the purchase of 979,650 shares of common stock, exercisable during three years at $0.15 per share, to four creditors, one of who is a director of the Company, in return for cancellation of $117,600 debt;

(vii) 7,405 shares of Series E Senior Convertible Preferred Stock, convertible into 740,500 shares of common stock, and stock purchase warrants for the purchase of 370,250 shares of common stock, exercisable during three years at $0.15 per share, to two individuals, one of who is a director of the Company, for services rendered.

         During the quarter ended September 30, 2003, the Company issued the following unregistered securities:

         (i) 4,296,870 shares of common stock to nine accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $258,000 in cash;

         (ii) 1,642,500 shares of common stock and options for the purchase of 1,535,000 shares, for marketing consulting and investor relations services;

         During the quarter ended June 30, 2003, the Company issued the following unregistered securities:

         (i) 1,900,000 shares of common stock to 7 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 1,115,500 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $250,000 in cash;

         (ii) 500,000 shares of common stock for marketing consulting and investor relations services performed;

         (iii) 163,500 shares of common stock pursuant to a stock grant to an outside director of the Company.

         During the quarter ended June 30, 2003, the Company issued the following unregistered securities:

         (i) 1,900,000 shares of common stock to 7 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 1,115,500 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $250,000 in cash;

         (ii) 500,000 shares of common stock for marketing consulting and investor relations services performed;

         (iii) 163,500 shares of common stock pursuant to a stock grant to an outside director of the Company.

         During the quarter ended March 31, 2003, the Company issued the following unregistered securities:

         (i) 2,063,000 shares of common stock to 14 accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, and 2,437,252 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $408,000 in cash;

         (ii) 81,000 shares of common stock to five employees pursuant to their exercise of stock options at a price of $0.10 per share;

         (iii) 1,000,000 shares of common stock to the Company's chief executive officer in lieu of $100,000 cash salary (see "Related Party Transactions");

         (iv) 743,035 shares of common stock for marketing consulting and investor relations services performed;

         (v) 200,000 shares of common stock pursuant to a stock grant to an outside director of the Company;

         (vi) 205,000 shares of common stock to an outside director of the Company in exchange for cancellation of payables for an aggregate $20,500 in expenses.

FISCAL YEAR 2002

         During the fourth quarter of 2002 the Company had issued the following unregistered securities:

         (i) 2,125,000 shares of common stock to seven foreign accredited investors pursuant to private placement subscriptions under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, which resulted in the receipt by the Company of $191,250 in cash;

         (ii) 262,500 shares of common stock and 463,890 shares of common stock pursuant to the exercise of stock options and warrants, respectively, at the price of $0.10 per share which resulted in the receipt by the Company of $26,250 in cash and the cancellation of $46,389 in current liabilities;

         (iii) 90,000 shares of common stock to two consultants for services rendered.

         (iv) 16,441 shares of common stock issued to an employee for sales commissions.

         (v) During the quarter, the issuance of 81,000 shares previously recorded in connection with the exercise of stock options, was reversed

         In addition, during the fourth quarter of 2002, the board of directors of the Company approved resolutions affecting previously issued or to be issued securities, as follows:

         (i) During a meeting on October 8, 2002, the board approved a downward adjustment of the exercise price of stock options for 262,500 shares, previously issued to an outside director, to $0.10 per share, conditioned upon the exercise of such restated options;

         (ii) During a meeting on December 23, 2002, the board approved the placement of common stock with accredited private foreign investors pursuant to private placement subscriptions under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, at a price of $0.10 per share for an aggregate of up to $3,000,000 in proceeds.

     During the quarter ended September 30, 2002, the Company issued the following unregistered securities:

                  (i) 2,290,000 shares of common stock to 5 accredited investors including an outside director of the Company pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) S of the Securities Act, and 1,500,067 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, altogether resulting in the receipt by the Company of approximately $379,000 in cash;

                  (ii) 30,000 shares of common stock to two employees pursuant to the terms of their employment agreements;

                  (iii)  138,890   shares  of  common  stock   pursuant  to  the
         conversion of 13,889 shares of the Company's Series D Convertible Preferred Stock;

                  (iv) 367,000 shares of common stock for marketing consulting and investor relations services performed;

                  (v) 1,500,000 shares of common stock pursuant to stock grants to certain directors and officers of the Company;

                  (vi) 353,854 shares of common stock pursuant to the conversion of accrued dividends on shares of convertible preferred stock, at the rate of $0.10 per share.

     During the quarter ended June 30, 2002, the Company issued the following unregistered securities:

                  i)  8,245,000  shares of common  stock to 38  accredited  U.S.
         investors and certain non-U.S. investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under
         Section 4(2) and, in the case of the non-U.S. investors, provided by Regulation S of the Securities Act, and 1,789,240 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, which resulted in the receipt by the Company of approximately $960,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. Of the 38 accredited investors, 1 is a current Company officer, 15 were pre-existing shareholders and 8 were non-U.S. residents. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

                  (ii) 165,500 shares of common stock to three foreign individuals as finder's fee in connection with certain of the private placement subscription mentioned under (i) above which subscriptions were entered into by private foreign investors;

                  (iii)  341,814   shares  of  common  stock   pursuant  to  the
         conversion of certain payables into equity, at a rate of $0.10 per share;

                  (iv) 377,139 shares of common stock for investor relations services performed;

                  (v) 250,000 shares pursuant to a stock grant to a business consultant for the Company;

                  (vi) 20,000 shares pursuant to the exercise of options at a price of $0.10 per share.

     During the quarter ended March 31, 2002, the Company issued the following unregistered securities:

                  (i) 7,052,000 shares of common stock to 21 U.S. accredited investors and non-U.S. investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under
         Section 4(2) and, in the case of the non-U.S. investors, Regulation S of the Securities Act; and 679,111 shares of common stock pursuant to the exercise of stock purchase warrants previously issued, which resulted in the receipt by the Company of approximately $753,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. Of the 22 accredited investors, 3 are current Company officers and directors, 8 were pre-existing shareholders and 4 were non-U.S. residents. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

                  (ii) 50,000 shares of common stock pursuant to the conversion of 5,000 shares of the Company's Series D Convertible Preferred Stock;

                  (iii)  720,718   shares  of  common  stock   pursuant  to  the
         conversion of certain payables into equity, at a rate of $0.10 per share;

                  (iv) 1,250 shares of common stock for services performed;

                  (v) 700,000 shares as stock grants and 1,165,000 shares in lieu of compensation (see "Related Party Transactions").

FISCAL YEAR 2001

         During the fourth quarter of 2001 the Company had issued the following unregistered securities:

                  (i) 220,000 shares of common stock accompanied by warrants for the purchase of 110,000 shares of common stock at a price of $0.50 per share, to three accredited investors pursuant to private placement subscriptions under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of $49,500 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;;

                  (ii) Warrants for the purchase of 600,000 shares of common stock at various prices averaging $1.13 per share to a consultant and his assignees for services rendered.

                  In addition, during the fourth quarter of 2001 and the first quarter of 2002 through March 26, 2002, the board of directors of the Company approved resolutions affecting previously issued or to be issued securities, as follows:

                  (i) During a meeting on October 16, 2001, the board approved a downward adjustment of the exercise price of previously issued warrants for the purchase of common stock, to $0.25 per share, for an aggregate of up to $500,000 in proceeds from the exercise of such restated warrants;

                  (ii) During a meeting on December 26, 2001, the board approved a downward adjustment of the exercise price of warrants for the purchase of common stock previously issued to accredited private investors, to $0.10 per share, for an aggregate of up to $1,000,000 in proceeds from the exercise of such restated warrants;

                  (iii) During a meeting on January 3, 2002, the board approved the placement of common stock with accredited private investors pursuant to private placement subscriptions under Section 4(2) and Rule 506 of Regulation D of the Securities Act, at a price of $0.10 per share for an aggregate of up to $1,000,000 in proceeds.

During the Third Quarter ended September 30, 2001, the Company issued the following unregistered securities:

                  (i) 1,124,030 shares of common stock accompanied by warrants for the purchase of 1,118,700 shares of common stock exercisable at $0.60 per share, to four accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of approximately $423,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

                  (ii) 79,403 shares of common stock to three creditors of the Company, pursuant to the conversion of $31,800 in miscellaneous payables. The Company negotiated these debt conversions with its corporate creditors with whom the Company had business relationships.

                  (iii) 1,000,000 shares of common stock pursuant to the exercise of certain options and warrants by two individuals, one of whom is a director of the Company (see "Related Party Transactions" above); resulting in the receipt by the Company of $250,000 in cash;

                  (iv) 3,750 shares of common stock for services performed.

During the Second Quarter Ended June 30, 2001, the Company issued the following unregistered securities:

                  (i) 932,200 shares of common stock accompanied by warrants for the purchase of 932,200 shares of common stock exercisable at prices of $0.60 and $0.90 per share, to ten accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of approximately $380,000 in cash. All of the accredited investors had a pre-existing relationship with the Company and no general solicitation or advertisement was utilized to solicit any of the accredited investors. Each of the accredited investors (a) executed and delivered to the Company a subscription agreement which included the investor's representations that such investor qualified as an accredited investor, had the financial experience and resources to appreciate the risk of such investment and
         (b) had the time to ask questions and make inquiries to the Company before their investment funds were accepted. All of the Company's securities placed with these investors bore the appropriate restrictive legend, designating such securities as restricted securities;

                  (ii)  2,033,920   shares  of  common  stock  pursuant  to  the
         conversion of 203,392 shares of Senior Convertible Preferred Stock, Series B and D, of the Company;

                  (iii) 92,666 shares of common stock pursuant to the conversion into equity of accrued dividends on certain Convertible Preferred Stock and interest accrued on notes payable;

                  (iv) 250,000 shares of common stock pursuant to the cash-less exercise of certain warrants;

                  (v) 3,750 shares of common stock for services performed.

         During the three month period ended March 31, 2001,  the Company placed
the  following   unregistered   securities  with  accredited  or   institutional
investors:

                  (i) 70,000 shares of Common stock pursuant to the conversion of $35,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

                  (x) 27,788 shares of Series B Senior Convertible Preferred Stock to a foreign investor pursuant to private placement subscriptions under Section 4 (2) and Regulation S of the Securities Act, which resulted in the receipt by the Company of $250,092 in cash, whereby such shares, among other things, have the following rights and privileges:

         (i) 7% annual preferential dividend, payable semi-annually,

         (ii) conversion at the holders' option into shares of Common stock at a conversion rate of 10 common shares for 1 preferred share. The preferred shares are callable by the Company under certain terms and conditions. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

         260,000 shares of Common stock pursuant to the conversion of an aggregate $130,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         3,407 shares of Common stock to one outside consultants and suppliers for services rendered;

         118,000 shares of Common stock to the principals of two privately held companies, Internet Ergonomic Technologies, Inc. and Cornell Ergonomics, Inc., purchased by the Company in January 2000, which companies owned certain software assets which have been made part of and integrated into the Company's proprietary ErgoManager(TM)software system

         100,000 shares to an officer of the Company pursuant to the terms of his employment agreement;

         77,976 shares of Common stock to three outside consultants and suppliers for services rendered;

         14,445 shares of Common stock to a director and shareholder of the Company pursuant to a 1997 transaction approved by the Board of Directors of the Company;

         16,854 shares of Common stock to an employee in lieu of salary, for services rendered;

         2,120,000 shares of Common stock pursuant to the conversion of an aggregate $1,060,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         (xi) 160,000 shares of Common stock to seven private investors who had previously subscribed for certain convertible debt, such shares issued pursuant to the terms of the pertinent subscription agreement, and in reliance upon exemptions provided under Section 4(2) of the Securities Act. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

         (xii) 400,000 shares of Common stock to two individual investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $200,000 in cash. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

         (xiii) 500,000 shares of Common stock to three individual foreign investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $250,000 in cash. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

         (xiv) 194,440 shares of Series B Senior Convertible Preferred Stock to five individual foreign investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $1,750,000 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common stock at a conversion rate equivalent to $0.90 per share, and (iii) callable by the Company under certain terms and conditions. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

         100,000 shares of Series C Senior Convertible Preferred Stock to the former chairman of the Company pursuant to the terms of a Resignation Agreement entered into between the Company and this individual, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable monthly, (ii) conversion at the holders' option into 1,000,000 shares of Common, and (iii) callable by the Company under certain terms and conditions.

         109,926 shares of Common stock pursuant to the conversion of $54,963 in convertible promissory notes, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act;

         12,000 shares of Common stock for services rendered;

         11,535 shares of Common stock in exchange against 40,000 common shares of Magnitude, Inc., pursuant to the Company's stock exchange offer of July 1997;

         617,616 shares of Common stock and warrants for the purchase of 100,000 shares at a price of $1 per share, in exchange against the cancellation of a $460,000 liability in form of a past-due promissory note and accrued interest thereon;

         Warrants for the purchase of 36,000 shares of Common stock at $1 per share, for services rendered;

         (xv) 83,364 shares of Series B Senior Convertible Preferred Stock accompanied by warrants for the purchase of 416,820 shares at a price of $0.90 per share, to a foreign investor pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $750,276 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate of 10 common shares for 1 preferred share. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation.

         (xvi) 55,556 shares of Series D Senior Convertible Preferred Stock accompanied by warrants for the purchase of 555,560 shares at a price of $0.50 per share, to two investors pursuant to private placement subscriptions under
Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $500,000 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common stock at a conversion rate of 10 common shares for 1 preferred share. The Company placed these investments with accredited investors with whom the Company had established a business relationship and without the use of any general solicitation or advertisement.

ITEM 27. EXHIBITS INDEX


SEC No.                             Document
-------                             --------
2.2+ Agreement and Plan of Merger with Rolina Corporation and Steven D. Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, as filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998. Incorporated herein by reference.

3(i)+ Articles of Incorporation and Amendments thereto, incorporated herein by reference to Exhibits of previous filings with the Commission.

3(ii)+ Bylaws of the Company, incorporated herein by reference to Exhibits of previous filings with the Commission.

4.23#    Form of Common Stock Purchase Warrant

4.30#    Form of Subscription Agreement.

5.1      Legal opinion and consent of Joseph J. Tomasek, Esq.

10.1* Resignation Agreement dated July 21, 1999, between J. Swon and B. Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.

10.2* Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.

10.3* Employment Agreement, dated April 15, 1996 between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission.

10.4*    Employment  Agreement,  dated July 1, 1999 between the Company and John
         C. Duncan.

10.5+ Termination Agreement, dated as of August 1, 2001, by and between the Company and Torneaux Fund, Ltd.

10.6* Contract by and between Lockheed Martin and the Company, dated December 21, 2000.

10.7# Employment Agreement, dated April 15, 2002 between the Company and Steven D. Rudnik.

10.8# Employment Agreement, dated February 15, 2002 between the Company and Mark Fuller.

10.9# Employment Agreement, dated April 15, 2002 between the Company and Joerg Klaube.

10.10# Employment Agreement, dated April 15, 2002 between the Company and Steven Jagels

10.11 Brokerage Placement Assistance Agreement, Dated January 2, 2004, between the Company and vFinance Investments, Inc.

10.12 Consulting Agreement, dated December 1, 2003, by and between the Company and Alan Cohen.

10.13    Consulting   Agreement,   dated  February  12,  2003,  by  and  between
         Jackson-Hewitt Investment Services, Inc. and the Company.

10.14 Consulting Agreement, dated September 25, 2003, by and Between James W. Morton and the Company.

10.15 Consulting Agreement, dated September 15, 2003, by and between Premium Strategy Partners AG and the Company.

10.16 Consulting Agreement, dated September 25, 2003, by and between Ulrich Schuerch and the Company.

10.17 Consulting Agreement, dated December 1, 2003, by and between Murray Zaroff and the Company.

10.18 Consulting Agreement, dated November 28, 2003, by and between The Research Works Inc. and the Company.

23.1    Independent Auditors' Consent

99.1     Certification of Officers

----------
+ Documents incorporated by reference to Magnitude's Annual Report previously filed on Forms 10-KSB for the fiscal years ended December 31, 2001and 2000 and Forms 10-QSB for the quarter ended March 31, 2002, June 30, 2002 and September 30, 2002 with the Securities and Exchange Commission.

*   Previously  filed as exhibits to the  Registration  Statement and amendments
    thereto  filed   on  Form  SB-2,   Registration  No.  333-34512,   with  the
    Commission.

# Previously filed as exhibits to Form SB-2 Registration Statement and amendments thereto, Registration No. 333-73992, with the Commission.

ITEM 28.  UNDERTAKINGS

         A. UNDERTAKING PURSUANT TO RULE 415

         The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

         B. UNDERTAKING IN RESPECT OF INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chester, State of New Jersey, on February 5,2004.


                                    MAGNITUDE INFORMATION SYSTEMS, INC.


                                    By:  /s/ Steven D. Rudnik
                                         -------------------------------
                                         Steven D. Rudnik, President and
                                         Chief Executive Officer


                                    By:  /s/ Joerg H. Klaube
                                         -------------------------------
                                         Joerg H. Klaube, Chief Financial
                                         Officer (Chief Accounting Officer)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Rudnik, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                   TITLE                           DATE
   /s/ Steven D. Rudnik              President and
-----------------------------        Chief Executive Officer                    February 5, 2004
Steven D. Rudnik


   /sl Joerg H. Klaube               Chief Financial Officer                    February 5, 2004
-----------------------------        (Principal Financial Officer)
Joerg H. Klaube


   /s/ Steven L. Gray                Director                                   February 5, 2004
-----------------------------
Steven L. Gray


  /s/ Ivano Angelastri               Director                                   February 5, 2004
-----------------------------
Ivano Angelastri


   /s/ Joseph J. Tomasek             Director                                   February 5, 2004
-----------------------------
 Joseph J. Tomasek